As filed with the Securities and Exchange Commission on December 1, 2004

File No. 811-5028

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 115	☒

PIMCO FUNDS

(Exact Name of Registrant as Specified in Charter)

840 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(949) 720-6533

Robert W. Helm, Esq. Washington, D.C. 20006 Dechert LLP 1775 I Street, N.W.	R. Wesley Burns Pacific Investment Management Company 840 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 115 to the Registration Statement of PIMCO Funds: Pacific Investment Management Series (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-5028) the “Registration Statement” is being filed to amend and supplement and make other non-material changes to the Offering Memorandum Supplement for the Trust’s Private Account Portfolio Series, dated July 30, 2004. This filing is not intended to otherwise supercede, the Offering Memorandum of the Private Account Portfolio Series, dated July 30, 2004 and filed as part of Amendment No. 113 to the Trust’s Registration Statement on July 30, 2004.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933 (the “1933 Act”) because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company (“PIMCO”) who maintain separately managed private accounts, and who are also “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

                                  PIMCO Funds:
                      Pacific Investment Management Series

                         Offering Memorandum Supplement:
                  PIMCO Funds: Private Account Portfolio Series

       This Offering Memorandum Supplement (the "Supplement") should be read in conjunction with the Offering Memorandum of the Private Account Portfolios
Series of PIMCO Funds: Pacific Investment Management Series (the "Trust"), dated
July 30, 2004, as amended or supplemented from time to time. Each Portfolio issues its shares only in private placement transactions in accordance with
Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

       Shares of the Portfolios may be purchased only by clients of Pacific
Investment Management Company ("PIMCO") who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7), or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act. Shares of the Private Account
Portfolio Series may also be purchased by certain investors outside of the
United States consistent with applicable regulatory requirements.

       Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the
Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

       This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

July 30, 2004, as supplemented December 1, 2004

                                TABLE OF CONTENTS

                                    THE TRUST

       PIMCO Funds ("the Trust") is an open-end management investment company
("mutual fund") currently consisting of separate investment portfolios (the
"Portfolios"), including: the PIMCO Asset-Backed Securities Portfolio; the PIMCO
Asset-Backed Securities Portfolio II; the PIMCO Emerging Markets Portfolio; the
PIMCO High Yield Portfolio; the PIMCO International Portfolio; the PIMCO
Investment Grade Corporate Portfolio; the PIMCO Mortgage Portfolio; the PIMCO
Mortgage Portfolio II; the PIMCO Municipal Sector Portfolio; the PIMCO Real
Return Bond Portfolio; the PIMCO Emerging Markets Portfolio (Local Markets);
the PIMCO Short-Term Portfolio; the PIMCO Short-Term Portfolio II;
the PIMCO U.S. Government Sector Portfolio; and the PIMCO U.S. Government Sector
Portfolio II. Each Portfolio is registered under the Investment Company Act of
1940, as amended (the "1940 Act").

                       INVESTMENT OBJECTIVES AND POLICIES

       The investment objectives and general investment policies of each
Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios' investments is set forth below.

Municipal Bonds

       Each Portfolio, particularly the PIMCO Municipal Sector Portfolio, may invest in securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities ("Municipal Bonds").

       The PIMCO Municipal Sector Portfolio may, from time to time, invest more than 25% of its assets in Bonds of issuers in California and New York, and, if so, will be subject to the California and New York State specific risk discussed in the "Summary of Risks" section of the Offering Memorandum and in this
"Municipal Bonds" section of this Offering Memorandum Supplement, but the
Portfolio does not have any present intention to invest more than that amount in any other state.

       Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York
Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The Municipal Bonds that the PIMCO Municipal
Sector Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer's general revenues and not from any particular source.
Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer's general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

       Under the Internal Revenue Code, certain limited obligation bonds are considered "private activity bonds" and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

       The PIMCO Municipal Sector Portfolio may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, the PIMCO Municipal Sector
Portfolio will assess the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. The PIMCO Municipal Sector
Portfolio may also purchase unrated lease obligations if determined by the
Adviser to be of comparable quality to rated securities in which the Portfolio is permitted to invest.

       The PIMCO Municipal Sector Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. The PIMCO
Municipal Sector Portfolio may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

       Some longer-term Municipal Bonds give the investor the right to "put" or sell the security at par (face value) within a specified number of days following the investor's request-usually one to seven days. This demand feature enhances a security's liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the PIMCO Municipal Sector Portfolio would hold the longer-term security, which could experience substantially more volatility.

       The PIMCO Municipal Sector Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, they give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The PIMCO Municipal Sector Portfolio might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The PIMCO Municipal Sector
Portfolio will not invest more than 5% of its net assets in municipal warrants.

       The PIMCO Municipal Sector Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and
Standby Bond Purchase Agreements ("SBPAs"). Letters of credit that are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond's principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer's loss reserves and adversely affect its ability to pay claims to bondholders. The number of municipal bond insurers is relatively small, and not all of them have the highest rating. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider's obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

       The PIMCO Municipal Sector Portfolio may invest in Residual Interest
Bonds ("RIBS"), which are created by dividing the income stream provided by an underlying bond to create two securities, one short term and one long term. The interest rate on the short-term component is reset by an index or auction process normally every seven to 35 days. After income is paid on the short-term securities at current rates, the residual income goes to the long-term securities. Therefore, rising short-term interest rates result in lower income for the longer-term portion, and vice versa. An investment in RIBS typically will involve greater risk than an investment in a fixed rate bond. RIBS have interest rates that bear an inverse relationship to the interest rate on another security or the value of an index. Because increases in the interest rate on the other security or index reduce the residual interest paid on a RIB, the value of a RIB is generally more volatile than that of a fixed rate bond. RIBS have interest rate adjustment formulas that generally reduce or, in the extreme, eliminate the interest paid to the Portfolios when short-term interest rates rise, and increase the interest paid to the Portfolios when short-term interest rates fall. RIBS have varying degrees of liquidity that approximate the liquidity of the underlying bond(s), and the market price for these securities is volatile. The longer-term bonds can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. These securities will generally underperform the market of fixed rate bonds in a rising interest rate environment, but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively

stable. Although volatile, Residual Interest Bonds typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity.

       The PIMCO Municipal Sector Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The PIMCO Municipal Sector Portfolio will invest only in securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

       Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

       The PIMCO Municipal Sector Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The PIMCO Municipal Sector
Portfolio may also sell Municipal Bonds due to changes in the Adviser's evaluation of the issuer or cash needs resulting from redemption requests for
Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio's ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

       Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money- market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue.
A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

       Each Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts.
The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal
Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

       Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio's Municipal Bonds in the same manner. In particular, the PIMCO Municipal Sector Portfolio are subject to the risks inherent in concentrating investment in a particular state or region. The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and New
York. PIMCO has not independently verified the information, but has no reason to believe that it is substantively different.

       California. The PIMCO Municipal Sector Portfolio may concentrate its investments in California municipal bonds, the Portfolio may be particularly affected by political, economic or regulatory developments affecting the ability of California issuers to pay interest or repay principal. Provisions of the
California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of
California governmental issuers to maintain debt service on their obligations.
Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors which may impact issuers of
California Municipal Bonds. The information is derived from sources that are generally available to investors, including information promulgated by the
State's Department of Finance and State's Treasurer's Office. Such information has not been independently verified by the Funds, and the Funds assume no responsibility for the completeness or accuracy of such information. The information is intended to give recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. It should be noted that the financial strength of local
California issuers and the creditworthiness of obligations issued by local
California issuers is not directly related to the financial strength of the
State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.

       Certain debt obligations held by the PIMCO Municipal Sector Portfolio may be obligations of issuers that rely in whole or in substantial part on
California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California
Legislature will continue to appropriate a portion of the State's General Fund to counties, cities and their various entities, which do depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the state government to pay for their operations and services, their ability to pay debt service on obligations held by the PIMCO
Municipal Sector Portfolio may be impaired.

       Certain tax-exempt securities in which the PIMCO Municipal Sector
Portfolio may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.

       With a gross state product in excess of $1 trillion, California's economy is the largest state economy in the United States. In addition to its size,
California's economy is diverse, with no industry sector accounting for more than one-quarter of the State's output. While California's economy is broad, it does have major concentrations in high technology, aerospace and defense-related manufacturing, entertainment, real estate and financial services, and may be sensitive to economic factors affecting those industries. One example of such potential sensitivity occurred from mid-1990 to late 1993, when the State suffered a recession. Construction, manufacturing (especially aerospace), and financial services, among others, were all severely affected, particularly in
Southern California. More recently, reflective of the nationwide economic slowdown, the high technology sector of the State's economy entered a cyclical downturn.

                                        3

         A series of reports after the start of the 2001-02 Fiscal Year indicated that both the national and the State economies entered a recession starting in 2001. In California, the impact was particularly felt in the high technology sector centered in the Bay Area/Silicon Valley, in the construction sector and in exports. The tragic events of September 11, 2001 exacerbated the impact of the weakened economy, especially on tourism-related industries and locations. Since the latter half of 2003, however, California's economy has been improving. On balance, the State predicts moderate growth for the economy in
2004, which could be adversely affected by a delay in the rebound of the high technology sector. An average of 100,000 jobs per month were created in the first four months of 2004 in the private sector, comparing favorably with the job growth of 20,000 per month experienced in the fourth quarter 2003.
Anticipated income growth for 2004 recently was revised upwards, to 5.4%, and personal income tax receipts are expected to grow 10% this year.

         California has experienced difficulties with the supply and price of electricity and natural gas in much of the State since mid-2000, which are likely to continue for several years. California's difficulties with energy supplies could pose serious risks to the State's economy. The State instituted rolling electricity blackouts in 2001 and remains braced for anticipated energy shortages as well as increased energy costs. Former Governor Gray Davis directed the Department of Water Resources ("DWR") to enter into contracts and arrangements for the purchase and sale of electric power as necessary to assist in mitigating the effects of the emergency (the "Power Supply Program"). The
Power Supply Program was also implemented under legislation enacted in 2001 (the
"Power Supply Act") and by orders of the California Public Utilities Commission
("CPUC"). The Power Supply Act provided that the State funds advanced for energy purchases would be repaid by the issuance of revenue bonds, to be financed through ratepayer revenue in future years.

         Under the Power Supply Act, the DWR has the sole authority to determine and present to the CPUC its revenue requirements, although they must be just and reasonable. The CPUC is required to set electric rates at a level sufficient to meet the DWR's revenue requirements, which include the cost of debt service and the cost of the State's power purchaser program. Effective January 1, 2003, the
DWR no longer purchases power, except power provided under the terms of its existing contracts. However, the DWR retains the legal and financial responsibility for the existing contracts until such time as there is complete assignment of the contracts and release of DWR. The severity and long-term impact of energy supply problems on the State's economy is difficult to predict, but any future significant interruptions in energy supply or rate increases could adversely affect California's economy. Governor Arnold Schwarzenegger, who replaced Gray Davis as governor following the successful recall effort in 2003, has pushed to allow large-scale power users to obtain competitive rates through direct access to power producers.

         For most of 2003, the gubernatorial recall effort complicated the
State's ability to resolve a budget stalemate. On January 9, 2004, Governor
Schwarzenegger released his Proposed Budget for 2004-05 (the "2004-05 Budget").
Even in the face of increasing revenues, the 2004-05 Budget predicts a shortfall in the current year and budget year totaling $26 billion. The Governor's 2004-05
Budget presents an economic recovery plan that consists of the Economic Recovery
Bond Act, a balanced spending plan and a Constitutional amendment to require balanced budgets and reserves in the future.

         In March 2004, voters approved Proposition 57, the California Economic
Recovery Bond Act, authorizing the issuance of up to $15 billion in bonds to finance the State's negative General Fund balance ("ERBs"). Under the Act, the
State will not be permitted to use more than $15 billion of net proceeds of any bonds issued to address the inherited debt. The ERBs replace the previously authorized "Fiscal Recovery Bonds."

         The repayment of the ERBs will be secured by a pledge of revenues from an increase in the State's share of the sales and use tax of 0.25 percent starting July 1, 2004, which will be deposited in the Fiscal Recovery Fund.
Local governments' shares of the sales and use tax will be decreased by a commensurate amount. The new sales and use tax rates will automatically revert to current levels as soon as the ERBs are repaid. The repayment of the ERBs may be accelerated with transfers from the State's Budget Stabilization Fund, as specified in the Balanced Budget Amendment. In the event the dedicated revenue falls short, the State also would pledge its full faith and credit by using
General Fund revenues to repay the debt service. As of June 2004, $11.3 billion in ERBs had been issued, combining with other state debt to total $53 billion outstanding, which Moody's Investor Service, Inc.("Moody's") considers
"manageable."

         Also in March 2004, voters approved Proposition 58, which amended the
California State Constitution to require balanced budgets in the future. It also requires the State to contribute to a special reserve of 1 percent of revenues in 2006-07, 2 percent in 2007-08, and 3 percent in subsequent years. This special reserve will be used to repay the ERBs and provide a "rainy-day" fund for future economic downturns or natural disasters. The amendment allows the
Governor to declare a fiscal emergency whenever he or she determines that
General Fund revenues will decline below budgeted expenditures, or expenditures will increase substantially above available resources. Finally, it requires the
State legislature to take action on legislation proposed by the Governor to address fiscal emergencies.

         As of July 9, 2004, California's general obligation bonds have been assigned ratings of BBB, A3, and BBB by S&P, Moody's and Fitch, respectively.
Moody's upgraded California's rating in May 2004, citing an established trend of recovery in California's economy. Fitch has a negative outlook regarding the
California's bonds. The agencies continue to monitor the state's budget deliberations closely to determine whether or not to alter the current ratings.
It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State Municipal Obligations in which the PIMCO Municipal Sector
Portfolio invests.

         Revenue bonds represent both obligations payable from State revenue-producing enterprises and projects, which are not payable from the
General Fund, and conduit obligations payable only from revenues paid by private users of facilities financed by such revenue bonds, are liable. Such enterprises and projects include transportation projects, various public works and exposition projects, educational facilities (including the California State
University and University of California systems), housing, health facilities, and pollution control facilities.

         The State is party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the
State, might require the State to make significant future expenditures or impair future revenue sources.

         Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect

may depend upon whether a particular California tax-exempt security is a general or limited obligation bond and on the type of security provided for the bond. It is possible that measures affecting the taxing or spending authority of
California or its political subdivisions may be approved or enacted in the future.

         New York. Because the PIMCO Municipal Sector Portfolio may concentrate its investments in New York tax-exempt bonds, the Fund may be affected significantly by economic or regulatory developments, affecting the ability of
New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York and is derived from sources that are generally available to investors. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. It should be noted that the creditworthiness of obligations issued by local New
York issuers may be unrelated to the creditworthiness of obligations issued by
New York city and state agencies, and that there is no obligation on the part of
New York State to make payment on such local obligations in the event of default.

         The events of September 11, 2001 had a significant impact upon the New
York State economy and more directly on that of New York City. Prior to
September 11, the nation's and the State's economies had been weakening and the loss of over seventy thousand jobs in New York City as a direct result of
September 11 produced material budgetary pressures including increased budget gaps for New York City and reductions to the State surpluses.

         New York State has historically been one of the wealthiest states in the nation, maintaining the second largest economy in the United States. For decades, however, the State's economy grew more slowly than that of the nation as a whole, gradually eroding the State's relative economic affluence, as urban centers lost the more affluent to the suburbs and people and businesses migrated to the South and the West. While the growth of New York State's economy has equaled or exceeded national trends, the events of September 11 and the corporate governance scandals resulted in a much sharper downturn that the rest of the nation. It appears, however, as of late 2003, that the New York State economy has begun to emerge from recession.

         The State has for many years imposed a very high, relative to other states, state and local tax burden on residents. The burden of state and local taxation in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside, or not locate within New York. The economic and financial condition of the State also may be affected by various financial, social, economic and political factors. For example, the securities industry is more central to New York's economy than to the national economy, therefore any significant decline in stock market performance could adversely effect the
State's income and employment levels. Furthermore, such social, economic and political factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.

         The fiscal stability of New York State is related to the fiscal stability of the State's municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance.
The

experience has been that if New York City or any of its agencies or authorities suffers serious financial difficulty, both the ability of the State, New York
City, the State's political subdivisions, the agencies and the authorities to obtain financing in the public credit markets and the market price of outstanding New York tax-exempt securities will be adversely affected.

         On February 12, 2004, the Office of the State Deputy Comptroller issued a report that concluded that New York City had overcome its most serious fiscal challenge since the 1970s, and that despite the budget risks cited in the report, New York City will end FY 2004 with a substantial budget surplus and should have little difficulty balancing the FY 2005 budget because it can draw upon reserves and other resources if needed. The report cautioned that continued
progress toward recurring budget balance will depend upon sustained economic improvement, an affordable labor agreement, and a reduction in the projected growth in nondiscretionary spending. On April 26, 2004, the Mayor issued the
2004-2005 Executive Budget and the Four-Year Financial Plan for the years
2003-04 through 2007-08. The City projects a surplus of $1.3 billion in the current fiscal year, a balanced budget for 2004-05, and a projected budget gap of $3.2 billion in 2005-06. The city's is expected to issue $4.58 billion next year, and $27.3 billion over the next five years, in bonds.

         State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the federal government may create budget gaps for the State. These gaps may result from significant disparities between recurring revenues and the costs of maintaining or increasing the level of spending for State programs. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State constitution, the governor is required to propose a balanced budget each year. There can be no assurance, however, that the legislature will enact the governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years.

         The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt that apply to the State itself, and may issue bonds and notes within the amounts and restrictions set forth in their legislative authorization.

         Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels, charges for electric power, electric and gas utility services, rentals charged for housing units and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for
State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted the affected localities could seek additional State assistance. Some authorities also receive monies from State appropriations to pay for the operating costs of certain of their programs.

         As of July 9, 2004, S&P had given New York State's general obligation bonds a rating of AA, Moody's had given the State's general obligation bonds a rating of A2 and Fitch had given the bonds a rating of AA-. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which the PIMCO
Municipal Sector Portfolio invests.

         Over the long term, the State and New York City may face potential economic problems. New York City accounts for a large portion of the State's population and personal income, and New York City's financial health affects the
State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets.

Mortgage-Related and Other Asset-Backed Securities

       Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See "Mortgage Pass-Through
Securities." Certain of the Portfolios may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see
"Collateralized Mortgage Obligations").

       Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the
"Government National Mortgage Association," or "GNMA") are described as
"modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

       The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase in the effective duration of a mortgage-related security, the volatility of such security can be expected to increase.

       The principal governmental guarantor of mortgage-related securities is
GNMA. GNMA is a wholly owned United States Government corporation within the
Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing
Administration (the "FHA"), or guaranteed by the Department of Veterans Affairs
(the "VA").

       Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include the Federal National Mortgage
Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC").
FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues Participation Certificates
("PCs") which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

       Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements.
The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originator/servicers and poolers, PIMCO determines that the securities meet the Trust's quality standards. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. No Portfolio will purchase mortgage-related securities or any other assets which in PIMCO's opinion are illiquid if, as a result, more than 15% of the value of the Portfolio's net assets will be illiquid.

       Mortgage-backed securities that are issued or guaranteed by the U.S.
Government, its agencies or instrumentalities, are not subject to the
Portfolios' industry concentration restrictions, set forth below under
"Investment Restrictions" in the Offering Memorandum, by virtue of the exclusion from that test available to all securities that are issued or guaranteed by the
U.S. Government, its agencies, or instrumentalities ("U.S. Government
Securities"). In the case of privately issued mortgage-related securities, the
Portfolios take the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the
VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government Securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

       Collateralized Mortgage Obligations (CMOs). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes.
Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

       CMOs are structured into multiple classes, often referred to as
"tranches," with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as "sequential pay" CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made on any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.

       In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates
("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

       Commercial Mortgage-Backed Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. The market for commercial mortgage-backed securities developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-backed securities.
Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

       Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities ("SMBS"). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S.
Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

       CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

       The cash flow generated by the mortgage assets underlying a series of
CMOs is applied first to make required payments of principal and interest on the
CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments.
Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO

will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets.
In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other
Mortgage-Related Securities--Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Mortgage and Mortgage
II Portfolios may fail to recoup fully its initial investment in a CMO residual.

       CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the "1933 Act").
CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability, and may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

       Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the
U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

       SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the "IO" class), while the other class will receive all of the principal (the principal-only or "PO"
class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

       Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

       Collateralized Debt Obligations. The Portfolios may invest in collateralized debt obligations ("CDOs"), which includes collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs") and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

       For both CBOs and CLOs, the cashflows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the "equity" tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

                                       10

       The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which a Portfolio invests.
Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolios as illiquid securities, however an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the
Portfolios' Offering Memorandum (e.g., interest rate risk and default risk),
CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Portfolios may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

       Other Asset-Backed Securities. Similarly, PIMCO expects that other asset-backed securities (unrelated to mortgage loans) will be offered to investors in the future. Several types of asset-backed securities have already been offered to investors, including Certificates for Automobile ReceivablesSM
("CARSSM"). CARSSM represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARSSM are passed through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor's return on CARSSM may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

       Consistent with a Portfolio's investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Bank Obligations

       Bank obligations in which the Portfolios may invest include certificates of deposit, bankers' acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.
Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted"
by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio will not invest in fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment
(other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements maturing in more than seven days and other illiquid assets.

       The PIMCO Asset-Backed Securities, High Yield, Investment Grade
Corporate, Mortgage, Short-Term, and U.S. Government Sector Portfolios may
invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust's limitation on concentration of no more than 25% of its assets in the securities of issuers in a particular industry, there is no limitation on the amount of a Portfolio's assets that may be invested in obligations of foreign banks that meet the conditions set forth herein.

       Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those

                                       11

obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to
United States banks. Foreign banks are not generally subject to examination by any U.S. Government agency or instrumentality.

Loan Participations

       Each Portfolio (except the PIMCO Municipal Sector Portfolio) may purchase participations in commercial loans. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participation in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which a Portfolio intends to invest may not be rated by any nationally recognized rating service.

       A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

       A financial institution's employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank's general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

       Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio's share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower's obligation, or that the collateral can be liquidated.

       The Portfolios may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount invested.

       Each Portfolio limits the amount of its total assets that it will invest in any one issuer or in issuers within the same industry (see "Investment
Restrictions" in the Offering Memorandum). For purposes of these limits, a
Portfolio generally will treat the corporate borrower as the "issuer" of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a
Portfolio and the corporate borrower, if the participation does not shift to the
Portfolio the direct debtor-creditor relationship with the corporate borrower,
Securities and Exchange Commission ("SEC") interpretations require the Portfolio to treat both the lending bank or other lending institution and the corporate borrower as "issuers" for the purposes of determining the percentage of total assets a Portfolio have invested in a single issuer. Treating a financial intermediary as an issuer of indebtedness may restrict a Portfolios' ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

                                       12

       Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio's net asset value than if that value were based on available market quotations, and could result in significant variations in the
Portfolio's daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Portfolios currently intend to treat indebtedness for which there is no readily available market as illiquid for purposes of the Portfolios' limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the
Trust's investment restriction relating to the lending of funds or assets by a
Portfolio.

       Investments in loans through a direct assignment of the financial institution's interests with respect to the loan may involve additional risks to the Portfolios. For example, if a loan is foreclosed, a Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the
Portfolios rely on PIMCO's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.

Corporate Debt Securities

       A Portfolio's investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in
PIMCO's opinion comparable in quality to corporate debt securities in which the
Portfolio may invest.

       Corporate income-producing securities may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

       Securities rated Baa and BBB are the lowest which are considered
"investment grade" obligations. Moody's describes securities rated Baa as
"medium-grade" obligations; they are "neither highly protected nor poorly secured . . . [i]nterest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well." S&P describes securities rated BBB as "regarded as having an adequate capacity to pay interest and repay principal . . . [w]hereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal . . . than in higher rated categories." For a discussion of securities rated below investment grade, see "High Yield
Securities ("Junk Bonds")" below.

Borrowing

       A Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose on a secured basis in an amount up to 1/3 of a Portfolio's total assets. A Portfolio may also borrow money for temporary administrative purposes on an unsecured basis in an amount not to exceed 5% of the Portfolio's total assets.

       Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of a Portfolio's total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of a Portfolio's total assets must maintain

                                       13

continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

       As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by a Portfolio. To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of a
Portfolio's commitment to repurchase, such an agreement will not be considered a
"senior security" by a Portfolio and therefore will not be subject to the 300%
asset coverage requirement otherwise applicable to borrowings by a Portfolio.
Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio's portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

       A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, a Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. A Portfolio typically will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by a Portfolio may decline below the repurchase price of the securities sold by a Portfolio which it is obligated to repurchase. To the extent that positions in reverse repurchase agreements are not covered through the segregation of liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to a Portfolio's limitations on borrowings, which would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to 1/3 of a Portfolio's total assets.

       A "mortgage dollar roll" is similar to a reverse repurchase agreement in certain respects. In a "dollar roll" transaction a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by a Portfolio, but only securities which are "substantially identical." To be considered "substantially identical,"
the securities returned to a Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy "good delivery" requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within
2.5% of the initial amount delivered.

       A Portfolio's obligations under a dollar roll agreement must be covered by segregated liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to a Portfolio's restrictions on borrowings.
Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed "illiquid" and subject to a Portfolio's overall limitations on investments in illiquid securities.

       A Portfolio also may effect simultaneous purchase and sale transactions that are known as "sale-buybacks." A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments make on the underlying security pending settlement of a Portfolio's repurchase of the underlying security. A Portfolio's obligations under a sale-

                                       14

buyback typically would be offset by liquid assets equal in value to the amount of a Portfolio's forward commitment to repurchase the subject security.

Convertible Securities

       A convertible debt security is a bond, debenture, note, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities.
Convertible securities rank senior to common stock in a corporation's capital structure and, therefore, generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

       Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. In addition, convertible securities are often lower-rated securities.

       A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio's ability to achieve its investment objective. A Portfolio generally would invest in convertible securities for their favorable price characteristics and total return potential and would normally not exercise an option to convert.

High Yield Securities ("Junk Bonds")

       Investments in securities rated below investment grade that are eligible for purchase by certain of the Portfolios, and in particular, by the PIMCO High
Yield Portfolio, are described as "speculative" by both Moody's and S&P.
Investment in lower rated corporate debt securities ("high yield securities" or
"junk bonds") generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk.
These high yield securities are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities.

       High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high yield securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios investing in such securities may incur additional expenses to seek recovery. In the case of high yield securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

       The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the
Portfolios could sell a high yield security, and could adversely affect the daily net asset value of the shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than

                                       15

the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth credit analysis and attention to current developments in interest rates and market conditions.

         The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting securities for the
Portfolios, and develops its own independent analysis of issuer credit quality.
If a credit rating agency changes the rating of a portfolio security held by a
Portfolio, the Portfolio may retain the portfolio security if PIMCO deems it in the best interest of shareholders.

Variable and Floating Rate Securities

         Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

         Each Portfolio may invest in floating rate debt instruments
("floaters") and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

       Each Portfolio may not invest in any combination of interest only, principal only or inverse floating securities, except that each of the PIMCO
Asset-Backed Securities, Asset-Backed Securities II, Mortgage and Mortgage II
Portfolios may invest up to 5% of their assets in such securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.

Participation on Creditors Committees

         A Portfolio (in particular, the PIMCO High Yield Portfolio) may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio.
Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an "insider" of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio's ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Portfolio's rights as a creditor or to protect the value of securities held by the Portfolio.

Foreign Securities

         All Portfolios (except the PIMCO Municipal Sector Portfolio) may invest in corporate debt securities of foreign issuers (including preferred or preference stock), certain foreign bank obligations (see "Bank Obligations") and
U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO High Yield Portfolio may invest only up to
15% of its assets in euro-denominated securities. The PIMCO Asset-Backed
Securities, Investment Grade

                                       16

Corporate, Mortgage, Short-Term, and U.S. Government Sector Portfolios may
invest in securities of foreign issuers only if they are U.S.
dollar-denominated.

         Securities traded in certain emerging market countries, including the emerging market countries in Eastern Europe, may be subject to risks in addition to risks typically posed by international investing due to the inexperience of financial intermediaries, the lack of modern technology, and the lack of a sufficient capital base to expand business operations. Additionally, former
Communist regimes of a number of Eastern European countries previously expropriated a large amount of property, the claims on which have not been entirely settled. There can be no assurance that a Portfolio's investments in
Eastern Europe will not also be expropriated, nationalized or otherwise confiscated.

         Certain Portfolios (except the PIMCO Municipal Sector Portfolio) may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan").
Brady Plan debt restructurings have been implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican
Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the
Philippines, Poland, Uruguay, and Venezuela.

         Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered to be U.S.
Government Securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii)
the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the
"residual risk").

         Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Venezuelan
Brady Bonds and the Argentine Brady Bonds issued to date have principal repayments at final maturity collateralized by U.S. Treasury zero coupon bonds
(or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for
Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.

         Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolios may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the
Portfolios to suffer a loss of interest or principal on any of its holdings.

         Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject.
Governmental entities may also depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments

                                       17

to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities.
There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

         A Portfolio's investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the
Portfolio's income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

         A Portfolio will consider an issuer to be economically tied to a country with an emerging securities market if (1) the issuer is organized under the laws of, or maintains its principal place of business in, the country, (2)
its securities are principally traded in the country's securities markets, or
(3) the issuer derived at least half of its revenues or profits from goods produced or sold, investments made, or services performed in the country, or has at least half of its assets in that country.

Foreign Currency Transactions

         All Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options and foreign currency futures contracts and related options (see "Derivative Instruments"), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts ("forwards") with terms generally of less than one year. Portfolios may engage in these transactions in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. The Portfolios may also use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

         A forward involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked to market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards will be used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:

         Lock In.  When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

         Cross Hedge. If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio's portfolio holdings denominated in the currency sold.

         Direct Hedge. If PIMCO wants to a eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country's bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.

                                       18

         Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

         Costs of Hedging. When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the "cost" of hedging.
Proxy hedging attempts to reduce this cost through an indirect hedge back to the
U.S. dollar.

         It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio's dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio's net asset value per share.

         Tax Consequences of Hedging. Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging may also result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

         Foreign currency warrants. Foreign currency warrants such as Currency
Exchange Warrants(SM) ("CEWs(SM)") are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S.
dollar depreciates against the value of a major foreign currency such as the
Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were
"out-of-the-money," in a total loss of the purchase price of the warrants.
Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation
("OCC"). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of

                                       19

foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

         Principal exchange rate linked securities. Principal exchange rate linked securities ("PERLs(SM)") are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time.
The return on "standard" principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the
U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" principal exchange rate linked securities are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

         Performance indexed paper. Performance indexed paper ("PIPs(SM)") is
U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time
(generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S.
dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Delayed Funding Loans and Revolving Credit Facilities

         The Portfolios (except the PIMCO Municipal Sector Portfolio) may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will at all times segregate assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments. The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments.
As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. The Portfolios currently intend to treat delayed funding loans and revolving credit facilities for which there is no readily available market as illiquid for purposes of the
Portfolios' limitation on illiquid investments. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see "Loan Participations." Participation interests in revolving credit facilities will be subject to the limitations discussed in "Loan
Participations." Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust's investment restriction relating to the lending of funds or assets by a Portfolio.

Loans of Portfolio Securities

         For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S.
Government Securities, cash or cash equivalents (negotiable certificates of deposits, bankers' acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to the current market value of the securities

                                       20

loaned; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 331/3% of the total assets of the
Portfolio. Each Portfolio's performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in the recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan.

Short Sales

         Certain of the Portfolios may make short sales of securities as part of their overall portfolio management strategies involving the use of derivative instruments and to offset potential declines in long positions in similar securities. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

         When a Portfolio makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Portfolio may have to pay a fee to borrow particular securities and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

         If the price of the security sold short increases between the time of the short sale and the time and the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the
Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

         To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales "against the box") will maintain additional asset coverage in the form of segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. Each Portfolio does not intend to enter into short sales (other than those "against the box") if immediately after such sale the aggregate of the value of all collateral plus the amount of the segregated assets exceeds one-third of the value of the Portfolio's net assets.
This percentage may be varied by action of the Trustees. A short sale is
"against the box" to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios will engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder.

When-Issued, Delayed Delivery and Forward Commitment Transactions

         Each of the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, the Portfolio will segregate until the settlement date assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet the purchase price.
Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated.

         When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value.
Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio's other investments. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

         When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Portfolio could miss a favorable price or yield opportunity or could suffer a loss. A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may sell when-issued, delayed

                                       21

delivery or forward commitment securities before they are delivered, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Derivative Instruments

         In pursuing their individual objectives the Portfolios may purchase and sell (write) both put options and call options on securities, securities indexes, and foreign currencies, and enter into interest rate, foreign currency and index futures contracts and purchase and sell options on such futures contracts ("futures options") for hedging purposes or as part of their overall investment strategies, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency futures or options. The Portfolios (except the PIMCO
Municipal Sector Portfolio) also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. The Portfolios also may enter into swap agreements with respect to foreign currencies, interest rates and indexes of securities. The Portfolios may invest in structured notes.
If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Portfolio may also use those instruments, provided that the Trustees determine that their use is consistent with the Portfolio's investment objective.

         The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of
PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to the risk of loss.

         The Portfolios might not employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in utilizing a derivatives strategy for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. In addition, a Portfolio's use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. Under certain extreme circumstances, a Portfolio investing in a derivative instrument could lose more than the principal amount invested, although PIMCO will typically cover open derivatives positions by segregating liquid assets (or other economically appropriate covering positions)
in an attempt to minimize this risk.

         Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on a regulated foreign over-the-counter market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

         An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

                                       22

         A Portfolio will write call options and put options only if they are
"covered." In the case of a call option on a security, the option is "covered"
if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration
(or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated) upon conversion or exchange of other securities held by the Portfolio. For a call option on an index, the option is covered if the Portfolio maintains with its custodian assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount equal to the contract value of the index. A call option is also covered if the Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or
(ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of
Trustees. A put option on a security or an index is "covered" if the Portfolio segregates assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the
Portfolio in segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees.

         If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the
Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

         A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

         The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a
Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

         The Portfolios may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolios' immediate obligations. The Portfolios may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

         Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price, but, as long as its

                                       23

obligation as a writer continues, has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

         There can be no assurance that a liquid market will exist when a
Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Portfolio were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, a Portfolio forgoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

         If trading were suspended in an option purchased by a Portfolio, the
Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the
Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio's securities during the period the option was outstanding.

         Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. A Portfolio may buy or sell put and call options on foreign currencies either on exchanges or in the over-the-counter market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. Over-the-counter options differ from traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

         Futures Contracts and Options on Futures Contracts. Each of the
Portfolios may invest in interest rate futures contracts and options thereon
("futures options"), and to the extent it may invest in foreign currency-denominated securities, may also invest in foreign currency futures contracts and options thereon.

         An interest rate, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite;
U.S. Treasury bonds; U.S. Treasury notes; GNMA Certificates; three-month U.S.
Treasury bills; 90-day commercial paper; bank certificates of deposit;
Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar;
the British pound; the German mark; the Japanese yen; the French franc; the
Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future.

         A Portfolio may purchase and write call and put futures options, as specified for that Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option.

                                       24

Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is "in the money" if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is "in the money" if the exercise price exceeds the value of the futures contract that is the subject of the option.

         Pursuant to a claim for exemption filed with the Commodity Futures
Trading Commission ("CFTC") on behalf of the Portfolios, neither the Trust nor any of the individual Portfolios is deemed to be a "commodity pool" or
"commodity pool operator" under the Commodity Exchange Act ("CEA"), and they are not subject to registration or regulation as such under the CEA. PIMCO is not deemed to be a "commodity pool operator" with respect to its service as investment adviser to the Portfolios.

         Limitations on Use of Futures and Futures Options. A Portfolio will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

         When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S.
exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market."
Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark to market its open futures positions.

         A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract
(and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

         Although some futures contracts call for making or taking delivery of the underlying securities, frequently these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss.
Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

         The Portfolios may write covered straddles consisting of a call and a put written on the same underlying futures contract. A straddle will be covered when sufficient assets are deposited to meet the Portfolios' immediate obligations. A Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

         When purchasing a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Portfolio may "cover" its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

                                       25

         When selling a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that are equal to the market value of the instruments underlying the contract.
Alternatively, the Portfolio may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the
Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust's custodian).

         When selling a call option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

         When selling a put option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

         To the extent that securities with maturities greater than one year are used to segregate assets to cover a Portfolio's obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio's portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so.
However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on a Portfolio's portfolio securities. Thus, the use of a longer-term security may require a Portfolio to hold offsetting short-term securities to balance the Portfolio's portfolio such that the Portfolio's duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

         The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options or forward contracts. See "Taxation."

         Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. Under extreme circumstances, purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract, even though PIMCO will typically cover open futures positions in an attempt to minimize this risk. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

         Futures contracts on U.S. Government Securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government Securities reacted. To the extent, however, that the PIMCO Municipal Sector Portfolio enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Portfolio's holdings of Municipal Bonds. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

                                       26

         Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

         There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

         Additional Risks of Options on Securities, Futures Contracts, Options
on Futures Contracts, and Forward Currency Exchange Contracts and Options
Thereon. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United
States; may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors,
(ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust's ability to act upon economic events occurring in foreign markets during non-business hours in the United
States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

         Swap Agreements and Options on Swap Agreements. Each Portfolio may
engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Portfolio may invest in foreign currency-denominated securities, it may also invest in currency exchange rate swap agreements. A Portfolio may also enter into options on swap agreements ("swap options").

         A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible.

         Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities or commodities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Consistent with a Portfolio's investment objectives and general investment polices, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may

                                       27

pay an adjustable or floating fee. With a "floating" rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.

         A Portfolio may enter into credit default swap agreements. The "buyer"
in a credit default contract is obligated to pay the "seller" a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value, or "par value," of the reference obligation in exchange for the reference obligation. A Portfolio may be either the buyer or seller in a credit default swap transaction. If a
Portfolio is a buyer and no event of default occurs, the Portfolio will lose its investment and recover nothing. However, if an event of default occurs, the
Portfolio (if the buyer) will receive the full notional value of the reference obligation that may have little or no value. As a seller, a Portfolio receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided that there is no default event. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. Credit default swap transactions involve greater risks than if a Portfolio had invested in the reference obligation directly.

         A swap option is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Portfolio may write (sell) and purchase put and call swap options.

         Most swap agreements entered into by the Portfolios would calculate the obligations of the parties to the agreement on a "net basis." Consequently, a
Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). A Portfolio's current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the
Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of the Portfolio's portfolio. Obligations under swap agreements so covered will not be construed to be "senior securities" for purposes of the Portfolio's investment restriction concerning senior securities.
Each Portfolio will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Portfolio's total assets.

         Whether a Portfolio's use of swap agreements or swap options will be successful in furthering its investment objective of total return will depend on
PIMCO's ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The
Portfolios will enter into swap agreements only with counterparties that meet certain standards of creditworthiness (generally, such counterparties would have to be eligible counterparties under the terms of the Portfolios' repurchase agreement guidelines). Certain restrictions imposed on the Portfolios by the
Internal Revenue Code may limit the Portfolios' ability to use swap agreements.
The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Portfolio's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

         Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option. When a Portfolio purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swap option, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

         Certain swap agreements are exempt from most provisions of the
Commodity Exchange Act ("CEA") and, therefore, are not regulated as futures or commodity option transactions under the CEA, pursuant to regulations approved by the CFTC. To qualify for this exemption, a swap agreement must be entered into by "eligible participants," which includes the following, provided the participants' total assets exceed established levels: a bank

                                       28

or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million;
commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions.
First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility.

         This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July
1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the CEA or its regulations. The
Policy Statement applies to swap transactions settled in cash that (1) have individually tailored terms, (2) lack exchange-style offset and the use of a clearing organization or margin system, (3) are undertaken in conjunction with a line of business, and (4) are not marketed to the public.

         Structured Notes. Structured notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator.
Indexed securities include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. To the extent a Portfolio invests in these securities, however, PIMCO analyzes these securities in its overall assessment of the effective duration of the Portfolio's portfolio in an effort to monitor the Portfolio's interest rate risk.

Inflation-Indexed Bonds

         Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

         Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months were 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years' inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

         If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of
U.S. Treasury inflation-indexed bonds, even during a period of deflation.
However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios may also invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

         The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation.
Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

                                       29

         While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

         The periodic adjustment of U.S. inflation-indexed bonds is tied to the
Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government.
There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United
States.

         Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Hybrid Instruments

         A hybrid instrument is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a "benchmark"). The interest rate or
(unlike most fixed income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such an hybrid instrument would be a combination of a bond and a call option on oil.

         Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes a Portfolio to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of the Portfolio.

         Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolios' investments in these products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Event-Linked Exposure

     Certain Portfolios may obtain event-linked exposure by investing in
"event-linked bonds" or "event-linked swaps," or implement "event-linked strategies." Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific "trigger" event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as "catastrophe bonds." They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for

                                       30

extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds may also expose the Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

         Event-linked bonds are a relatively new type of financial instrument.
As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See
"Illiquid Securities" below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Warrants to Purchase Securities

         The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit.
If interest rates rise, the warrants would generally expire with no value.
Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

Illiquid Securities

         The Portfolios may invest up to 15% of their net assets in illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities.
Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

         Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

                             INVESTMENT RESTRICTIONS

       In addition to the investment restrictions set forth in the Offering
Memorandum, the Portfolios have adopted a non-fundamental policy pursuant to which each Portfolio that may invest in securities denominated in foreign currencies, except the PIMCO Emerging Markets, High-Yield, International,
Emerging Markets, Real Return Bond, and Emerging Markets (Local Markets)
Portfolios, will normally hedge its exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO High-Yield
International and Real Return Bond Portfolios will normally hedge at least 75%
of their exposure to foreign currency using the techniques described in the
Offering Memorandum. The PIMCO Emerging Markets and Emerging Markets
(Local Markets) Portfolios may, but are not required to, hedge against exposure to foreign currency. There can be no assurance that currency hedging techniques will be successful.

         Under the 1940 Act, a "senior security" does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days

                                       31

and is not extended or renewed. In addition to borrowing money to the extent permitted under the 1940 Act, a Portfolio may borrow money for temporary administrative purposes. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement of that restriction.

         To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined to be liquid in accordance with procedures adopted by the
Trustees, equal in value to the amount of the Portfolio's commitment to repurchase, such an agreement will not be considered a "senior security" by the
Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio.

         The staff of the SEC has taken the position that purchased over-the-counter ("OTC") options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolios have adopted an investment policy pursuant to which a Portfolio will not purchase or sell OTC options if, as a result of such transactions, the sum of: (1) the market value of OTC options currently outstanding which are held by the Portfolio, (2) the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Portfolio and (3) margin deposits on the
Portfolio's existing OTC options on futures contracts, exceeds 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable.
However, if an OTC option is sold by the Portfolio to a primary U.S. Government
Securities dealer recognized by the Federal Reserve Bank of New York and if the
Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy is not a fundamental policy of the Portfolios and may be amended by the Trustees without the approval of shareholders. However, the Portfolios will not change or modify this policy prior to the change or modification by the SEC staff of its position.

         Unless otherwise indicated, all limitations applicable to Portfolio investments (as stated above and elsewhere in this Supplement) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Portfolio assets invested in certain securities or other instruments, or change in the average duration of a
Portfolio's investment portfolio, resulting from market fluctuations or other changes in a Portfolio's total assets will not require a Portfolio to dispose of an investment until PIMCO determines that it is practicable to sell or close out the investment without undue market or tax consequences to the Portfolio. In the event that ratings services assign different ratings to the same security, PIMCO will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

         For purposes of applying the Portfolios' investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum
Supplement) swap agreements are generally valued by the Portfolios at market value . In the case of a credit default swap sold by a Portfolio (i.e., where the Portfolio is selling credit default protection), however, the Portfolio will value the swap at its notional amount. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

         The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. The Portfolios have filed an application seeking an order from the SEC to permit the Portfolios to enter into transactions among themselves with respect to the investment of daily cash balances of the Portfolios in shares of the PIMCO Money Market Fund, a series of the Trust, as well as the use of daily excess cash balances of the PIMCO Money
Market Fund in interfund lending transactions with the other Portfolios for temporary cash management purposes. The interest paid by a Portfolio in such an arrangement will be less than that otherwise payable for an overnight loan, and will be in excess of the overnight rate the PIMCO Money Market Fund could otherwise earn as lender in such a transaction.

                                       32

                             MANAGEMENT OF THE TRUST

Trustees and Officers

         The business of the Trust is managed under the direction of the Trust's
Board of Trustees. Subject to the provisions of the Trust's Declaration of
Trust, its By-Laws and Massachusetts law, the Trustees have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust's officers.

         The charts below identify the Trustees and executive officers of the
Trust. Unless otherwise indicated, the address of all persons below is 840
Newport Center Drive, Newport Beach, California 92660.

Trustees of the Trust

                                                                                      Number of
                            Term of                                                   Funds in
                            Office                                                    Fund
Name, Age and               and                                                       Complex
Position Held with          Length of                                                 Overseen      Other Directorships
Trust*                      Time         Principal Occupation(s) During Past 5        by Trustee    Held by Trustee
                            Served+      Years
------------------------------------------------------------------------------------------------------------------------
Interested Trustees/1/

Brent R. Harris             02/1992 to   Managing Director, PIMCO; Chairman and           79         None
(44)                        present      Director, PIMCO Commercial Mortgage
                                         Securities Trust, Inc.; Chairman and
Chairman of the                          Trustee, PIMCO Variable Insurance Trust;
Board and Trustee                        Chairman, Director and President, PIMCO
                                         Strategic Global Government Fund, Inc.;
                                         Director, PIMCO Luxembourg S.A.; and
                                         Board of Governors and Executive
                                         Committee, Investment Company Institute

R. Wesley Burns (44)        07/1987 to   Director, PIMCO. President and Director,         78         None
                            present      PIMCO Commercial Mortgage Securities
President and Trustee       (since       Trust, Inc.; President and Trustee, PIMCO
                            11/1997      Variable Insurance Trust; Senior Vice
                            as           President, PIMCO Strategic Global
                            Trustee)     Government Fund, Inc.; Director, PIMCO
                                         Funds: Global Investors Series plc and
                                         Director, PIMCO Global Advisors (Ireland)
                                         Limited.  Formerly, Managing Director,
                                         PIMCO and Executive Vice President, PIMCO
                                         Funds: Multi-Manager Series.

-----------------
/*/ The ages of the individuals listed below are as of June 30, 2004.

/+/ Trustees serve until their successors are duly elected and qualified.

/1/ Mr. Harris and Mr. Burns are "interested persons" of the Trust (as that term is defined in the 1940 Act) because of their affiliations with  PIMCO.

                                       33

                                                                                Number of
                      Term of                                                   Funds in
                      Office                                                    Fund
Name, Age and         and                                                       Complex
Position Held with    Length of                                                 Overseen      Other Directorships
Trust*                Time         Principal Occupation(s) During Past 5        by Trustee    Held by Trustee
                      Served+      Years
------------------------------------------------------------------------------------------------------------------
Independent
Trustees

E. Philip Cannon      03/2000 to   Proprietor, Cannon & Company,                    109       None
(63)                  present      (a private equity investment firm).
                                   President, Houston Zoo; Director, PIMCO
Trustee                            Commercial Mortgage Securities Trust,
                                   Inc.; Trustee, PIMCO Variable Insurance
                                   Trust; and Trustee, PIMCO Funds:
                                   Multi-Manager Series. Formerly,
                                   Headmaster, St. John's School, Houston,
                                   Texas.

Vern O. Curtis        02/1995 to   Private Investor; Director, PIMCO                78        Director, Business
(70)                  present      Commercial Mortgage Securities Trust,                      Parks, Inc., (a Real
                                   Inc.; and Trustee, PIMCO Variable                          Estate Investment
Trustee                            Insurance Trust.                                           Trust); and Director,
                                                                                              Fresh Choice, Inc.
                                                                                              (restaurant company).

J. Michael Hagan      03/2000 to   Private Investor and Business Consultant;        78        Director, Ameron
(64)                  present      Director, PIMCO Commercial Mortgage                        International
                                   Securities Trust, Inc.; Trustee, PIMCO                     (manufacturing); and
Trustee                            Variable Insurance Trust; Director                         Director, Fleetwood
                                   Freedom Communications; Director, Remedy                   Enterprises
                                   Temp (staffing). Formerly, Director, Saint                 (manufacturer of
                                   Gobain Corporation (manufacturing) and                     housing and
                                   Chairman and CEO, Furon Company                            recreational
                                   (manufacturing).                                           vehicles).

William J. Popejoy    07/1993 to   Managing Director, Pacific Capital                 78      Director, New Century
(66)                  02/1995      Investors; Director, PIMCO Commercial                      Financial Corporation
                      and          Mortgage Securities Trust, Inc.; and                       (mortgage banking)
Trustee               08/1995 to   Trustee, PIMCO Variable Insurance Trust.
                      present      Formerly, Director, Commonwealth Energy
                                   Corporation.

                                       34

Executive Officers

 Name, Age and Position Held         Term of Office and Length
 with Trust                          of Time Served                 Principal Occupation(s) During Past 5 Years
-----------------------------------------------------------------------------------------------------------------------
 Mohan V. Phansalkar                 08/2003 to present             Managing Director, PIMCO.  Formerly
 (40)                                                               Executive Vice President, PIMCO.
 Chief Legal Officer

 Jennifer E. Durham                  05/2004 to present             Vice President, PIMCO.  Formerly,
 (33)                                                               Legal/Compliance Manager, PIMCO;
 Chief Compliance Officer                                           and Compliance Examiner and Staff
                                                                    Accountant in the Investment
                                                                    Company/Investment Adviser
                                                                    examinations branch, U.S.
                                                                    Securities and Exchange Commission,
                                                                    Pacific Regional Office.

 William H. Gross                    04/1987 to present             Managing Director and Executive Committee Member,
 (60)                                                               PIMCO.
 Senior Vice President

 Jeffrey M. Sargent                  02/1993 to present (since      Executive Vice President, PIMCO. Formerly, Senior Vice
 (41)                                02/1999 as Senior Vice         President and Vice President, PIMCO.
 Senior Vice President               President)

                                       35

 Name, Age and Position Held with     Term of Office and Length of
 Trust                                Time Served                    Principal Occupation(s) During Past 5 Years
----------------------------------------------------------------------------------------------------------------------------
 William S. Thompson, J.              11/1993 to present (since      Managing Director and Chief Executive Officer,
 (58)                                 02/2003 as Senior Vice         PIMCO.
 Senior Vice President                President)

 Henrik P. Larsen                     02/1999 to present             Vice President, PIMCO. Formerly, Manager, PIMCO.
 (34)
 Vice President

 Michael J. Willemsen                 11/1988 to present (since      Vice President, PIMCO. Formerly, Manager, PIMCO.
 (44)                                 02/2002 as Vice President)
 Vice President

 Garlin G. Flynn                      08/1995 to present             Specialist, PIMCO.
 (58)
 Secretary

                                       36

 Name, Age and Position Held with     Term of Office and Length of
 Trust                                Time Served                    Principal Occupation(s) During Past 5 Years
----------------------------------------------------------------------------------------------------------------------------
 John P. Hardaway                     08/1990 to present             Executive Vice President, PIMCO. Formerly, Senior
 (47)                                                                Vice President and Vice President, PIMCO.
 Treasurer

 Stacie Anctil                        11/2003 to present             Specialist, PIMCO. Formerly, Sales Associate, ESIS
 (34)                                                                and Sales Manager, FT Interactive Data.
 Assistant Treasurer

 Erik C. Brown                        02/2001 to present             Vice President, PIMCO. Formerly, Senior Tax Manager,
 (36)                                                                Deloitte and Touche LLP and Tax Manager
 Assistant Treasurer                                                 PricewaterhouseCoopers LLP.

       Listed below for each Trustee is a dollar range of securities beneficially owned in the Trust together with the aggregate dollar range of equity securities in all registered investment companies overseen by each
Trustee that are in the same family of investment companies as the Trust, as of
December 31, 2003.

-----------------------------------------------------------------------------------------------------------------------

                                                                                 Aggregate Dollar Range of Equity
                                                                             Securities in All Portfolios Overseen by
Name of Trustee or Nominee           Dollar Range of Equity Securities in         Trustee or Nominee in Family of
                                                  the Trust                            Investment Companies
-----------------------------------------------------------------------------------------------------------------------
R. Wesley Burns                                 Over $100,000                              Over $100,000
-----------------------------------------------------------------------------------------------------------------------
E. Philip Cannon                                Over $100,000                              Over $100,000
-----------------------------------------------------------------------------------------------------------------------
Vern O. Curtis                                  Over $100,000                              Over $100,000
-----------------------------------------------------------------------------------------------------------------------
J. Michael Hagan                                Over $100,000                              Over $100,000
-----------------------------------------------------------------------------------------------------------------------
Brent R. Harris                                 Over $100,000                              Over $100,000
-----------------------------------------------------------------------------------------------------------------------
William J. Popejoy                                  None                                       None
-----------------------------------------------------------------------------------------------------------------------

       No independent Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee's (and his or her immediate family members') share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2003.

-----------------------------------------------------------------------------------------------------------------------
                                Name of Owners
                                     and
                               Relationships to
     Name of Trustee or           Trustee or                                           Value of        Percent of
          Nominee                  Nominee          Company       Title of Class      Securities         Class
-----------------------------------------------------------------------------------------------------------------------
E. Philip Cannon                    None             None              None              None             None
-----------------------------------------------------------------------------------------------------------------------
Vern O. Curtis                      None             None              None              None             None
-----------------------------------------------------------------------------------------------------------------------
J. Michael Hagan                    None             None              None              None             None
-----------------------------------------------------------------------------------------------------------------------
William J. Popejoy                  None             None              None              None             None
-----------------------------------------------------------------------------------------------------------------------

       No independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:

.. the Portfolios;

                                       37

.. an officer of the Portfolios;

.. an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

.. an officer or an investment company, or a person that would by an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the
  1940 Act, having the same investment adviser or principal underwriter as the
  Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

.. the investment adviser or principal underwriter of the Portfolios;

.. an officer of the investment adviser or principal underwriter of the
  Portfolios;

.. a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the
  Portfolios; or

.. an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.

Standing Committees

     The Trust has a standing Audit Committee that consists of all of the independent Trustees (Messrs. Cannon, Curtis, Hagan and Popejoy). The Audit
Committee reviews both the audit and non-audit work of the Trust's independent public accountant, submits a recommendation to the Board as to the selection of an independent public accountant, and reviews generally the maintenance of the
Trust's records and the safekeeping arrangement of the Trust's custodian. During the fiscal year ended March 31, 2004, the Audit Committee met four times. Each member of the Audit Committee attended 100% of such meetings during the period in which he or she was a member of the Audit Committee.

     The Board has formed a Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the
Trust's valuation policies, when the Board is not in session it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board. The Valuation
Committee currently consists of all of the Trust's Board members. During the fiscal year ended March 31, 2004, there were no meetings of the Valuation
Committee.

     The Trust also has a Nominating Committee, composed of independent Trustees
(Messrs. Cannon, Curtis, Hagan, and Popejoy), that is responsible for the selection and nomination of candidates to serve as Trustees of the Trust. The
Nominating Committee does not currently have a policy regarding whether it will consider nominees recommended by shareholders. During the fiscal year ended
March 31, 2004, there was one meeting of the Nominating Committee.

                                       38

Compensation Table

         The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2004.

                          Aggregate         Total Compensation from
Name and Position        Compensation        Trust and Fund Complex
-----------------        from Trust/1/        Paid to Trustees/2/
                         -------------        -------------------

E. Philip Cannon              $79,512/3/                 $230,069/4/
Trustee

Vern O. Curtis                $77,212                    $ 99,652
Trustee

J. Michael Hagan              $74,000                    $ 95,250
Trustee

William J. Popejoy            $74,000                    $ 95,250
Trustee

/1/      Each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $60,000 plus $3,000 for each Board of
     Trustees meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a
     Trustee serving as a Committee Chair, other than those affiliated with
     PIMCO or its affiliates, receives an additional annual retainer of $1,500.
     For the fiscal year ended March 31, 2004, the unaffiliated Trustees as a group received compensation in the amount of $386,724. Note: Guilford C.
     Babcock and Thomas P. Kemp served as unaffiliated Trustees until their retirement on June 30, 2003. For the fiscal year ended March 31, 2004, Mr.
     Babcock and Mr. Kemp each received compensation in the amounts of $36,000 and $46,000 from the Trust and the Fund Complex, respectively.

/2/      Each Trustee also serves as a Director of PIMCO Commercial Mortgage
     Securities Trust, Inc., a registered closed-end management investment company, and as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company. For their services to PIMCO
     Commercial Mortgage Securities Trust, Inc., the Directors listed above received an annual retainer of $6,000 plus $1,000 for each Board of
     Directors meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a
     Director serving as a Committee Chair, other than those affiliated with
     PIMCO or its affiliates, receives an additional annual retainer of $500.
     For the fiscal year ended December 31, 2003, the unaffiliated Directors as a group received compensation in the amount of $40,961.

         The Trustees listed above, for their services as Trustees of PIMCO
     Variable Insurance Trust, receive an annual retainer of $4,000 plus $1,500 for each Board of Trustees meeting attended in person and $250 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Trustee serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $500. For the fiscal year ended December 31, 2003, the unaffiliated Trustees as a group received compensation in the amount of
     $41,961.

/3/      The Trust, PIMCO Commercial Mortgage Securities Trust, Inc., and PIMCO
     Variable Insurance Trust have adopted a deferred compensation plan. For fiscal year ended December 31, 2003, Mr. Cannon elected to have $10,000 and
     $10,250 in compensation deferred from the PIMCO Commercial Mortgage
     Securities Trust, Inc. and PIMCO Variable Insurance Trust, respectively.
     For fiscal year ended March 31, 2004, Mr. Cannon elected to have $74,000 in compensation from the Trust deferred.

                                       39

/4/     Mr. Cannon also serves as a Trustee of PIMCO Funds: Multi-Manager Series which has adopted a deferred compensation plan. For the fiscal year ended
     December 31, 2003, Mr. Cannon elected to have $107,224 in compensation from that Trust deferred.

Investment Adviser

        Pacific Investment Management Company LLC ("PIMCO"), a Delaware limited liability company, serves as investment adviser to the Funds pursuant to an investment advisory contract ("Advisory Contract") between PIMCO and the Trust.
PIMCO is a majority owned subsidiary of Allianz Dresdner Asset Management of
America L.P. ("ADAM LP") with a minority interest held by PIMCO Partners, LLC.
PIMCO Partners, LLC is owned by the current managing directors and executive management of PIMCO. ADAM LP was organized as a limited partnership under
Delaware law in 1987. ADAM LP's sole general partner is Allianz PacLife Partners
LLC. Allianz-Paclife Partners LLC is a Delaware limited liability company with three members, ADAM U.S. Holding LLC, the managing member, which is a Delaware limited liability company, Pacific Life Insurance Company and Pacific Asset
Management LLC, a Delaware limited liability company. ADAM U.S. Holding LLC's sole member is Allianz Dresdner Asset Management of America LLC, a Delaware
limited liability company. Allianz Dresdner Asset Management of America LLC has
two members, Allianz of America, Inc., a Delaware corporation which owns a 99.9%
non-managing interest and Allianz Dresdner Asset Management of America Holding
Inc., a Delaware corporation which owns a 0.01% managing interest. Allianz
Dresdner Asset Management of America Holding Inc. is a wholly-owned subsidiary of Allianz Dresdner Asset Management Aktiengesellschaft, which is wholly-owned by Allianz Aktiengesellschaft ("Allianz AG"). Allianz of America, Inc. is
wholly-owned by Allianz AG. Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, a wholly-owned subsidiary of
Pacific Mutual Holding Company. Allianz AG indirectly owns a controlling interest in ADAM LP. Allianz AG is a European-based, multi national insurance and financial services holding company. Pacific Life Insurance Company owns an indirect minority equity interest in ADAM LP and is a California based insurance company.

        PIMCO is located at 840 Newport Center Drive, Newport Beach, California
92660. PIMCO had approximately $392 billion of assets under management as of
June 30, 2004.

        Allianz AG is a European based insurance and financial services holding company and a publicly traded German company. As of December 31, 2003, the
Allianz Group (including PIMCO) had assets under management of more than EURO
996 billion.

        Significant institutional shareholders of Allianz AG currently include
Munchener Ruckversicherungs-Gesellschaft AG ("Munich Re"). This entity, as well as certain broker-dealers that might be controlled by or affiliated with Allianz
AG or these entities (collectively, the "Affiliated Brokers"), may be considered to be affiliated persons of PIMCO. Absent an SEC exemption or other relief, the
Portfolios generally are precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions is subject to restrictions. PIMCO does not believe that the restrictions on transactions with the Affiliated Brokers described above materially adversely affect its ability to provide services to the Portfolios, the Portfolios' ability to take advantage of market opportunities, or the
Portfolios' overall performance.

Advisory Agreement

        PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust's investments directly with the issuers or with brokers or dealers selected by it in its discretion. See "Portfolio
Transactions." PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Portfolio.

        Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others.

                                       40

        Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of
Trustees and (ii) by a majority of the Independent Trustees. The Advisory
Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days' written notice by either party to the contract and will terminate automatically if assigned.

        Continuation of the Advisory Contract was last approved by the Board of
Trustees, including a majority of the Trustees who are not parties to the
Advisory Contract or interested persons of such parties ("Independent
Trustees"), at a meeting held on August 19, 2003. In determining whether to continue the Advisory Contract, the Trustees considered the fees and expenses paid by the Portfolios and by comparable funds, the costs of providing these services, and the profitability of PIMCO's relationship with the Portfolios. The
Trustees also considered the nature and quality of services provided under the
Advisory Contract, and the investment performance of the Portfolios on an absolute basis, and relative to the performance of comparable funds. The
Trustees also considered the terms of the Trust's Administration Agreement and the fees paid and services provided to the Portfolios under their "unified fee"
structure. In addition, the Trustees considered the relationships among PIMCO,
Allianz AG, and their affiliates, including any collateral benefits received by
PIMCO or its affiliates due to PIMCO's relationship with the Portfolios. The
Trustees also considered PIMCO's representations concerning its staffing, capabilities and methodologies applied in managing the Portfolios, including the importance of retention of personnel with relevant portfolio management experience. Upon completion of the Board's review and discussion, the Trustees concluded that the investment advisory fees payable to PIMCO under the Advisory
Contract are fair and reasonable in light of the services provided to the
Portfolios, and approved the continuation of the Advisory Contract between the
Trust and PIMCO for one year.

        For the services it provides to the Portfolios, PIMCO currently receives a monthly investment advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.

         For the fiscal years ended March 31, 2004, 2003 and 2002, the aggregate amount of the advisory fees paid by each operational Portfolio was as follows:

                                          Year Ended    Year Ended    Year Ended
Portfolio                                  03/31/02      03/31/03      03/31/04
---------                                 ----------    ----------    ----------
Asset-Backed Securities Portfolio         $   15,509    $   41,446    $   41,535
Emerging Markets Portfolio                    89,942       211,941       230,319
High Yield Portfolio                          46,805        59,579        47,508
International Portfolio                      539,449       472,825       288,120
Investment Grade Corporate Portfolio         442,940       997,282       483,441
Mortgage Portfolio                         1,063,430     1,479,920     1,181,094
Municipal Sector Portfolio                    20,509        34,899        54,108
Real Return Portfolio                         50,456        66,191       234,529
Short-Term Portfolio                          27,825       280,980       680,437
Short-Term Portfolio II                      221,929           154       183,144
U.S. Government Sector Portfolio              15,509       545,999     1,116,256

Proxy Voting Policies and Procedures

        PIMCO has adopted written proxy voting policies and procedures ("Proxy
Policy") as required by Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Proxy Policy has been adopted by the Trust as the policies and procedures that PIMCO will use when voting proxies on behalf of the Funds.
Recognizing that proxy voting is a rare event in the realm of fixed income investing and is typically limited to solicitation of consent to changes in features of debt securities, the Proxy Policy also applies to any voting rights and/or consent rights of PIMCO, on behalf of the Funds, with respect to debt securities, including but not limited to, plans of reorganization, and waivers and consents under applicable indentures.

        The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of the Funds and their shareholders. Each proxy is voted on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. In general, PIMCO reviews and considers corporate governance issues related to proxy matters and generally supports proposals that foster good corporate governance practices. PIMCO may vote proxies as recommended by management on routine matters related to the operation of the issuer and on matters not expected to have a significant economic impact on the issuer and/or its shareholders.

        PIMCO will supervise and periodically review its proxy voting activities and implementation of the Proxy Policy. PIMCO will review each proxy to determine whether there may be a material conflict between PIMCO and the Funds.
If no conflict exists, the proxy will be forwarded to the appropriate portfolio manager for consideration. If a conflict does exist, PIMCO will seek to resolve any such conflict in accordance with the Proxy Policy. PIMCO seeks to resolve any material conflicts of interest by voting in good faith in the best interest of the Funds. If a material conflict of interest should arise, PIMCO will seek to resolve such conflict in the Funds' best interest by pursuing any one of the following courses of action: (i) convening a committee to assess and resolve the conflict; (ii) voting in accordance with the instructions of the Board; (iii)
voting in accordance with the recommendation of an independent third-party service provider; (iv) suggesting to the Board that the Fund engage another party to determine how the proxy should be voted; (v) delegating the vote to a third-party service provider; or (vi) voting in accordance with the factors discussed in the Proxy Policy.

                                       41

        Information about how the Fund voted proxies relating to portfolio securities held during the year July 1, 2003 through June 30, 2004 will be available no later than August 31, 2004 without charge, upon request, by calling the Trust at 1-800-927-4648 and on the SEC's website at http://www.sec.gov.

        Copies of the written Proxy Policy and the factors that PIMCO may consider in determining how to vote proxies for the Funds are available by calling the Trust at 1-800-927-4648 and on the SEC's website at www.sec.gov.

Disclosure of Portfolio Holdings

        PIMCO will make  available the complete  schedule of the portfolio holdings of each of the  Portfolios  to  shareholders  of the Portfolios and separate  account  clients of PIMCO (or their  representatives)  free of charge by calling PIMCO at  1-866-746-2606,  as reported on a month-end  basis. The information  will be made available no earlier than the first business day falling five days after the month's end.

        Beginning with the quarter ending  December 31, 2004, the  Portfolios will file their complete  schedules of portfolio  holdings with the SEC for the first and third  quarters of each fiscal year on Form N-Q.  The  Portfolios'
Forms N-Q will be  available  on the SEC's website at  http://www.sec.gov  and may be reviewed and copied at the SEC's Public Reference Room in Washington,
DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

        In addition, PIMCO may share the Portfolios' non-public portfolio holdings information with sub-advisers, pricing services, proxy voting services and other service providers to the Portfolios who require access to such information in order to fulfill their contractual duties to the Portfolios.
PIMCO may also disclose non-public information regarding a Portfolio's portfolio holdings information to certain mutual fund analysts and rating and tracking entities, such as Morningstar and Lipper Analytical Services, or other entities that have a legitimate business purpose in receiving such information, sooner than 5 days after a quarter's end or on a more frequent basis as applicable.

Portfolio Administrator

        PIMCO also serves as Administrator to the Portfolios pursuant to an administration agreement (the "Administration Agreement") with the Trust. PIMCO provides the Portfolios with certain administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the
Administration Agreement, on terms agreed between PIMCO and such affiliates. The administrative services provided by PIMCO include but are not limited to: (1)
shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios' transfer agent, custodian, legal counsel, independent accountants, and others. PIMCO (or an affiliate of PIMCO) also furnishes the
Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and
Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Portfolios, and is responsible for the costs of registration of the Trust's shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO Asset-Backed Securities, Asset-Backed Securities II, High Yield,
Investment Grade Corporate, Mortgage, Mortgage II, Municipal Sector, Real Return
Bond, Short-Term, Short-Term II, U.S. Government Sector, and U.S. Government
Sector II Portfolios, PIMCO receives a monthly administration fee from each
Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of the Portfolio. For the services it provides to the PIMCO Emerging Markets,
International and Emerging Markets (Local Currency) Portfolios, PIMCO
receives a monthly administration fee from each Portfolio equal to 0.10%, at an annual rate of the average daily net assets of the Portfolio.

        For the fiscal years ended March 31, 2004, 2003 and 2002, the aggregate amount of the administrative fees paid by each operational Portfolio was as follows:

                                         Year Ended     Year Ended    Year Ended
Portfolio                                 03/31/02       03/31/03      03/31/04
---------                                -----------    ----------    ----------
Asset-Backed Securities Portfolio        $   23,263     $   62,169    $   62,302
Emerging Markets Portfolio                  449,709      1,059,704     1,151,593
High Yield Portfolio                         70,208         89,368        71,262
International Portfolio                   2,697,244      2,364,124     1,440,598
Investment Grade Corporate Portfolio        664,410      1,495,923       725,162
Mortgage Portfolio                        1,595,145      2,219,880     1,770,641
Municipal Sector Portfolio                   30,763         52,348        81,163
Real Return Portfolio                        75,684         99,286       351,794
Short-Term Portfolio                         41,737        421,469     1,019,155
Short-Term Portfolio II                     332,894            231       274,716
U.S. Government Sector Portfolio             23,263        818,999     1,674,384

        Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust's executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not "interested persons" of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses, such as organizational expenses, which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.

        PIMCO has contractually agreed, for the Trust's current fiscal year, to reduce total annual fund operating expenses for each Portfolio to the extent they would exceed, due to the payment of organizational expenses and Trustees fees, the total annual portfolio operating expenses specified in the then current offering memorandum for the Portfolio, plus 0.049 basis points. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

        The Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or
Portfolio at any time on 60 days' written notice. Following the expiration of the one-year period commencing with the effectiveness of the Administration
Agreement, it may be terminated by PIMCO, also on 60 days' written notice.

        The Administration Agreement is subject to annual approval by the Board, including a majority of the Trust's Independent Trustees (as that term is defined in the 1940 Act). The current Administration Agreement, dated May 5,
2000, as supplemented from time to time, was last approved by the Board of
Trustees, including all of the Independent

                                       42

Trustees at a meeting held on August 19, 2003. In approving the Administration
Agreement, the Trustees determined that: (1) the Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Agreement are services required for the operation of the
Portfolios; (3) PIMCO is able to provide, or to procure, services for the
Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

                          DISTRIBUTION OF TRUST SHARES

Distributor

        PA Distributors LLC (the "Distributor") serves as the principal underwriter of the Portfolios shares pursuant to a distribution contract
("Distribution Contract") with the Trust which is subject to annual approval by the Board. The Distributor is an indirect subsidiary of Allianz Dresdner Asset
Management of America L.P. The Distributor, located at 2187 Atlantic Street,
Stamford, Connecticut 06902, is a broker-dealer registered with the Securities and Exchange Commission. The Distribution Contract is terminable with respect to a Portfolio without penalty, at any time, by the Portfolio by not more than 60 days' nor less than 30 days' written notice to the Distributor, or by the
Distributor upon not more than 60 days' nor less than 30 days' written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

        The Distribution Contract will continue in effect with respect to each
Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the
Administration Agreement described below; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any
Portfolio as to which it has not been terminated (or has been renewed).

        Shares of the Portfolios are offered only to clients of PIMCO who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the Securities Act, and either (i)
"qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940
Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Intermediary Agreements

        The Fund may from time to time enter into agreements with
intermediaries, including affiliates of PIMCO, who provide information about the
Shares to investors outside of the United States, consistent with applicable regulatory requirements.

Purchases, Redemptions and Exchanges

        Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings "Purchasing Shares,"
"Redeeming Shares," and "Exchange Privilege." Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

        Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets.
Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.

        Certain of the Portfolios are not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their state of domicile or residence. Shares of a Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

        As described in the Offering Memorandum under the caption "Exchange
Privilege," shares of any Portfolio may be exchanged for shares of any other
Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the
Trust for shares of the Portfolios.

                                       43

        Orders for exchanges accepted prior to the close of regular trading on the New York Stock Exchange on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the close of regular trading on the Exchange on any business day will be executed at the respective net asset values determined at the close of the next business day. The Trust reserves the right to modify or discontinue the exchange privilege at any time.

        The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the New York Stock Exchange is restricted, as determined by the SEC, or that Exchange is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.

        The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii)
1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios' portfolios.

        The Trust has adopted procedures under which it may make
redemptions-in-kind to shareholders who are affiliated persons of a Portfolio.
Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder's proportionate share of the distributing Portfolio's current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio's net asset value; (3) the redemption in-kind is consistent with the Portfolio's offering memorandum and offering memorandum supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

Request for Multiple Copies of Shareholder Documents

        To reduce expenses, it is intended that only one copy of the Portfolios'
annual and semi-annual report will be mailed to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your shares are held directly with the Trust, call the Trust at 1-800-426-0107.
Alternatively, if your shares are held through a financial institution, please contact it directly. Within 30 days after receipt of your request by the Trust or financial institution, as appropriate, such party will begin sending you individual copies.

                                 NET ASSET VALUE

        Net Asset Value is determined as indicated under "How Portfolio Shares are Priced" in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year's Day, Martin Luther King, Jr. Day,
President's Day, Good Friday, Memorial Day, Independence Day, Labor Day,
Thanksgiving Day and Christmas Day.

        For all Portfolios portfolio securities and other assets for which market quotations are readily available are stated at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, at the mean between representative bid and asked quotations obtained from a quotation reporting system or from established market makers. For Nasdaq-traded securities, market value may also be determined on the basis of the Nasdaq
Official Closing Price (NOCP) instead of the last reported sales price. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotations obtained from brokers and dealers or pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

                                       44

                                    TAXATION

        The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of
Section 1221 of the Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering
Memorandum is not intended as a substitute for careful tax planning.

        Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Code. To qualify as a regulated investment company, each Portfolio generally must, among other things, (a)
derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies ("Qualifying Income Test"); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio's assets is represented by cash, U.S. Government
Securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government
Securities or the securities of other regulated investment companies); and (c)
distribute each taxable year the sum of (i) at least 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency)
would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If a Portfolio does not qualify as a regulated investment company in any year, then such Portfolio will be subject to federal income tax on its net income and gains at regular corporate income tax rates (without a deduction for distributions to shareholders). In addition, the shareholders would be taxed on distributions of earnings.

        As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years)
designated by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to declare and pay income dividends quarterly. In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Amounts not distributed by a Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid the tax, a Portfolio must distribute during each calendar year an amount equal to the sum of (1) at least
98% of its ordinary income (not taking into account any capital gains or losses)
for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by a
Portfolio in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. To avoid application of the excise tax, each
Portfolio intends to make its distributions in accordance with the calendar year distribution requirement.

                                       45

        The PIMCO Municipal Sector Portfolio must have at least 50% of its total assets invested in Municipal Bonds at the end of each calendar quarter so that dividends derived from its net interest income on Municipal Bonds and so designated by the Portfolio will be "exempt-interest dividends," which are generally exempt from federal income tax when received by an investor. A portion of the distributions paid by the PIMCO Municipal Sector Portfolio may be subject to tax as ordinary income (including certain amounts attributable to bonds acquired at a market discount). In addition, any distributions of net short-term capital gains would be taxed as ordinary income and any distribution of capital gain dividends would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder's liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain
"private activity bonds" will not be tax exempt for purposes of the regular income tax to shareholders who are "substantial users" of the facilities financed by such obligations or "related persons" of "substantial users." The tax-exempt portion of dividends paid for a calendar year constituting
"exempt-interest dividends" will be designated after the end of that year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during the entire year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, an investor who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Portfolio while the investor was a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the PIMCO Municipal
Sector Portfolio will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio's total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the Internal Revenue Service for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.

        The PIMCO Municipal Sector Portfolio may derive and distribute ordinary income and/or capital gains including income from taxable investments, securities loans and market discount on tax exempt securities.

        Shareholders of the PIMCO Municipal Sector Portfolio receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by the Portfolio). The tax may be imposed on up to 50% of a recipient's benefits in cases where the sum of the recipient's adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient's benefits, exceeds a base amount. In addition, up to 85% of a recipient's benefits may be subject to tax if the sum of the recipient's adjusted gross income (with certain adjustments, including tax-exempt interest)
and 50% of the recipient's benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.

        In years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder's basis in the shares. Since certain of the PIMCO Municipal
Sector Portfolio's expenses attributable to earning tax-exempt income do not reduce such Portfolio's current earnings and profits, it is possible that distributions, if any, in excess of such Portfolio net tax-exempt and taxable income will be treated as taxable dividends to the extent of such Portfolio's remaining earnings and profits (i.e., the amount of such expenses).

Distributions

        Except for exempt interest dividends paid by the PIMCO Municipal Sector
Portfolio, all dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder's federal income tax return. Dividends paid out of a Portfolio's investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

        Dividends paid by the Portfolios generally are not expected to qualify for the deduction for dividends received by corporations and/or the reduced rates on certain qualifying dividends for individual taxpayers. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long

                                       46

the shareholder has held a Portfolio's shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio's investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash.

Sales of Shares

        Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder will realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term or short-term generally depending upon the shareholder's holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares.

Backup Withholding

        A Portfolio may be required to withhold up to 28% of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal tax liability.

Options, Futures and Forward Contracts, and Swap Agreements

        Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40%
short-term capital gains or losses ("60/40") although certain foreign currency gains and losses from such contracts may be treated as ordinary in character.
Also, section 1256 contracts held by a Portfolio at the end of each taxable year
(and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

        Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in
"straddles" for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which is taxed as ordinary income when distributed to shareholders.

        A Portfolio may make one or more of the elections available under the
Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

        Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed

                                       47

to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

        Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the
Portfolios intend to account for such transactions in a manner they deem to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a Portfolio to qualify as a regulated investment company may limit the extent to which a Portfolio will be able to engage in swap agreements.

        The qualifying income and diversification requirements applicable to a
Portfolio's assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

Short Sales

        Certain Portfolios may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales may also be subject to the "Constructive Sales" rules, discussed below.

Passive Foreign Investment Companies

        Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Code as passive foreign investment companies
("PFICs"). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a
Portfolio receives a so-called "excess distribution" with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the
Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a
PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

        A Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market a Portfolio's PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. A Portfolio's intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

        Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a
Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Currency Transactions

                                       48

        Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the
Code as "section 988" gains or losses, may increase or decrease the amount of a
Portfolio's investment company taxable income to be distributed to its shareholders as ordinary income.

Foreign Taxation

       Income received by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of the PIMCO International, Emerging Markets or
Emerging Markets Local Currency Bond Portfolios' total assets at the close of their taxable year consists of securities of foreign corporations, such
Portfolio will be eligible to elect to "pass-through" to the Portfolio's shareholders the amount of foreign income and similar taxes paid by the
Portfolio. If this election is made, a shareholder generally subject to tax will be required to include in gross income (in addition to taxable dividends actually received) his pro rata share of the foreign taxes paid by the
Portfolio, and may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S.
federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified within 60 days after the close of the Portfolio's taxable year whether the foreign taxes paid by the Portfolio will "pass-through" for that year.

       Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder's U.S. tax attributable to his or her total foreign source taxable income. For this purpose, if the pass-through election is made, the source of the PIMCO International, Emerging Markets or Emerging
Markets (Local Markets) Portfolios' income will flow through to shareholders of the Trust. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. The foreign tax credit can be used to offset only 90% of the revised alternative minimum tax imposed on corporations and individuals and foreign taxes generally are not deductible in computing alternative minimum taxable income.

Original Issue Discount and Market Discount

        Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for
Federal income tax purposes.

        Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The PIMCO Municipal Sector Portfolio may also acquire securities at a market discount which could result in ordinary income and/or capital gain distributions to shareholders.

                                       49

        Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

        A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Constructive Sales

        Recently enacted rules may affect the timing and character of gain if a
Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, the
Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the
Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code.

Non-U.S. Shareholders

        Withholding of Income Tax on Dividends: Dividends paid (including distributions of any net short-term capital gains) on shares beneficially held by a person who is a "foreign person" within the meaning of the Internal Revenue
Code of 1986, as amended, are, in general, subject to withholding of U.S.
federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

        Income Tax on Sale of a Portfolio's shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii)
in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

        State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

        Estate and Gift Taxes: Under existing law, upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S.
federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 55% on the total value (less allowable deductions and allowable credits) of the decedent's property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

        The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon

                                       50

making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

Other Taxation

        Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder's particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state's income tax ("qualifying federal obligations"). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Portfolio's dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

                                OTHER INFORMATION

Capitalization

        The Trust is a Massachusetts business trust established under a
Declaration of Trust dated February 19, 1987, as amended and restated March 31,
2000. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of
Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust's shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

        Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust.
However, the Declaration of Trust disclaims liability of the shareholders,
Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

                                       51

Voting Rights

        Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders' meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the
Trust has represented that it would assist with any necessary shareholder communications. Shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

        The Trust's shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of
Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

                                       52

Control Persons and Principal Holders of Securities

As of July 13, 2004 the following persons owned of record or beneficially 5%
or more of the noted class of shares of the Portfolios:

* No entities owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore none may be presumed to "control" the
Portfolios, as that term is defined in the 1940 Act.

                                                                                              Shares Beneficially        Percent of
                                                                                                     Owned                 Class
                                                                                              --------------------------------------
Asset-Backed Securities Portfolio
---------------------------------
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                   1,957,326.815            10.20%
State Street Bank & Trust FBO IBM Tax Deferred Savings Plan
Master Trust Srv Division, PO Box 1992, Boston MA 02105                                           1,282,864.016             6.69%

Emerging Markets Bond Portfolio
-------------------------------
Mac & Co, Mutual Fund Operations, PO Box 3198, Pittsburgh PA 15230-3198                           4,445,223.118             5.16%

High Yield Portfolio
--------------------
Sentara Healthcare C/O State Street Bank, Global Investment Manager Services,
One Enterprise Dr, North Quincy MA 02171-2126                                                     3,199,302.250            18.78%
Mac & Co, Mutual Fund Operations, PO Box 3198, Pittsburgh PA 15230-3198                           3,175,667.066            18.64%
Northern Trust Co FBO TNT-LDN-Illinois Tool Works, PO Box 92956, Chicago IL 60675                 1,951,964.787            11.46%
National Custodian Services FBO Common Wealth Bank of Australia, GPO Box 1406M,
Melbourne VIC 3000 Australia                                                                      1,678,236.692             9.85%
Mac & Co, Mutual Fund Operations, PO Box 3198, Pittsburgh PA 15230-3198                           1,197,620.232             7.03%
State Street Bank & Trust FBO: Arkansas Teachers Retirement System, One
Enterprise Dr., North Quincy MA 02171-2126                                                        1,135,336.231             6.67%
Employees Retirement Plan of Sentra Health Care C/O State Street Bank & Trust,
One Enterprise Dr., North Quincy MA 02171-2126                                                    1,131,219.838             6.64%

Investment Grade Corporate Portfolio
------------------------------------
Mac & Co, Mutual Fund Operations, PO Box 3198, Pittsburgh PA 15230-3198                          10,703,093.054            10.53%
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                   5,290,873.567             5.21%

Mortgage Portfolio
------------------
Mac & Co, Mutual Fund Operations, PO Box 3198, Pittsburgh PA 15230-3198                          32,133,546.219             6.95%
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                  23,905,395.348             5.17%

Municipal Sector Portfolio
--------------------------
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                   3,305,040.747             6.04%
State Street Bank & Trust FBO IBM Tax Deferred Savings Plan Master Trust Srv
Division, PO Box 1992, Boston MA 02105                                                            2,823,529.375             5.16%

Real Return Portfolio
---------------------
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                   4,033,832.898             5.39%

Short-Term Portfolio
--------------------
Northern Trust FBO Sprint Enhanced Index, 22-15873 P.O. Box 92956, Chicago IL
60675-2956                                                                                       29,668,927.947            10.37%
IBM Retirement Plan Long Duration II C/O Chase Manhattan Bank, Global Securities
Services, 3 Chase Metrotech Center 7th Fl, Brooklyn NY 11245                                     25,721,555.696             8.99%

                                       53

Short-Term Portfolio II
-----------------------
State Street Bank & Trust FBO Northwest Airlines Corporation, One Enterprise Dr,
Quincy MA 02171-2126                                                                             41,725,449.351            21.05%
State Street Bank & Trust FBO State of Oregon StocksPLUS, One Enterprise Dr,
North Quincy MA 02171-2126                                                                       18,723,813.563             9.45%
State Street Bank & Trust FBO Oper Variable Fund, One Enterprise Dr, North
Quincy MA 02171-2126                                                                             15,424,860.631             7.78%
State Street Bank & Trust FBO Georgia Pacific StocksPLUS, Mail stop W2C, One
Enterprise Dr, North Quincy MA 02171-2126                                                        13,440,199.208             6.78%
State Street Bank & Trust FBO IBM Tax Deferred Savings Plan Master Trust
Services Division, PO Box 1992, Boston MA 02105                                                  12,362,194.272             6.24%
Nabisco, Inc., C/O Chase Manhattan Bank, Global Securities Services, 3 Chase
Metrotech Center 6th Fl, Brooklyn NY 11201                                                       11,807,737.772             5.96%
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                  10,799,956.071             5.45%

U.S. Government Sector Portfolio
--------------------------------
Chase Manhattan Bank TTEE IBM Retirement Plan Global Securities Services,
3 Chase Metrotech Ctr 7th Fl, Brooklyn NY 11201                                                  46,568,435.860             5.23%

                                       54

The Reorganization of PIMCO International Bond Fund and PIMCO Emerging Markets
Bond Fund II

       In March 2000, the PIMCO Emerging Markets Bond Fund II and the PIMCO
International Bond Fund, two former series of PIMCO Funds: Pacific Investment
Management Series, were reorganized as series of the "Private Account Portfolio
Series" of the Trust, and were renamed PIMCO Emerging Markets Portfolio and
PIMCO International Portfolio, respectively. All information presented for these
Portfolios prior to this date represents their operational history as series of
PIMCO Funds: Pacific Investment Management Series.

Code of Ethics

       The Trust and PIMCO have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. These Codes of Ethics permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Portfolios.

Custodian, Transfer Agent and Dividend Disbursing Agent

       State Street Bank and Trust Company ("State Street") 801 Pennsylvania,
Kansas City, Missouri 64105, serves as custodian for assets of all Portfolios.
Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston. Massachusetts 02110, and at
State Street's branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

       Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees' appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

       Boston Financial Data Services-Midwest, 330 W. 9th Street, 5th Floor,
Kansas City, Missouri 64105, serves as transfer agent and dividend disbursing agent for the Portfolios.

Independent Registered Public Accounting Firm

       PricewaterhouseCoopers LLP, 1055 Broadway, Kansas City, MO 64105, serves as independent registered public accountants for all Portfolios.
PricewaterhouseCoopers LLP provides audit services, tax return review and assistance and consultation in connection with review of SEC filings.

Counsel

       Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

       The Financial Statements and the Report of Independent Auditors contained in the Portfolios' Annual Report dated May 26, 2004, are incorporated herein by reference.

                                       55

PART C. OTHER INFORMATION

Item 23.        Exhibits

(a)	(1) Declaration of Trust of Registrant/7/

(2)	Form of Amendment to Declaration of Trust/16/

(3)	Form of Amended and Restated Declaration of Trust/21/

(4)	Form of Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest/8/

(5)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Long Duration Fund/11/

(6)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Convertible Bond Fund/12/

(7)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

(8)	Form of Establishment and Designation of Classes J and Class K/16/

(9)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Loan Obligation Fund/16/

(10)	Form of Amended Designation of Series Relating to Short Duration Municipal Income Fund/16/

(11)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO Private Account Portfolios/17/

(12)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the Real Return Bond Portfolio/17/

(13)	Form of Amended Designation of Series Relating to the U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, Select Investment, High Yield, International and Emerging Markets Portfolios/17/

(14)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Investment Grade Corporate Bond Fund/19/

(15)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/20/

(16)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to PIMCO European Convertible Fund/23/

(17)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to PIMCO Asset-Backed Securities Portfolio and PIMCO Asset-Backed Securities Portfolio II/23/

(18)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the Real Return Fund II and Real Return Asset Fund/25/

(19)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO All Asset Fund, PIMCO CommodityRealReturn Strategy Fund and PIMCO StocksPLUS Total Return Fund/28/

(20)	Form of Establishment and Designation of Advisor Class and Class R/29/

(21)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO All Asset Fund/30/

(22)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO Diversified Income Fund/30/

(23)	Form of Establishment and Designation of Additional Classes of Shares of Beneficial Interest Relating to the StocksPLUS Total Return Fund/31/

(24)	Form of Establishment and Designation of Additional Series of Shares of Beneficial Interest Relating to the PIMCO All Asset All Authority Fund, PIMCO European StocksPLUS TR Strategy Fund, PIMCO Far East (ex-Japan) StocksPLUS TR Strategy Fund, PIMCO International StocksPLUS TR Strategy Fund, PIMCO Japanese StocksPLUS TR Strategy Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO StocksPLUS Municipal-Backed Fund and PIMCO StocksPLUS Short Strategy Fund/32/

(25)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO Foreign Bond Fund (Unhedged)/34/

(26)	Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO Floating Income Fund/35/

(b)	Form of By-laws of Registrant/7/

(c)	Not applicable

(d)	(1) Form of Investment Advisory Contract/7/

(2)	Form of Amendment to Investment Advisory Contract/7/

(3)	Form of Supplement to Investment Advisory Contract Relating to StocksPLUS Short Strategy Fund/2/

(4)	Form of Supplement to Investment Advisory Contract Relating to Balanced Fund/3/

(5)	Form of Supplement to Investment Advisory Contract Relating to Global Bond Fund II/5/

(6)	Form of Supplement to Investment Advisory Contract Relating to Real Return Bond Fund/5/

(7)	Form of Supplement to Investment Advisory Contract Relating to Low Duration Mortgage Fund, Total Return Mortgage Fund, Emerging Markets Bond Fund, and Emerging Markets Bond Fund II/6/

(8)	Form of Supplement to Investment Advisory Contract Relating to Municipal Bond Fund /9/

(9)	Form of Supplement to Investment Advisory Contract Relating to Long Duration Fund/11/

(10)	Form of Supplement to Investment Advisory Contract Relating to Convertible Fund/13/

(11)	Form of Supplement to Investment Advisory Contract Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Municipal Bond Funds/15/

(12)	Form of Supplement to Investment Advisory Contract Relating to PIMCO Private Account Portfolios/17/

(13)	Form of Investment Advisory Contract/20/

(14)	Form of Supplement to Investment Advisory Contract Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/20/

(15)	Form of Supplement to Investment Advisory Contract Relating to Loan Obligation Fund/21/

(16)	Form of Supplement to Investment Advisory Contract Relating to PIMCO European Convertible Fund/23/

(17)	Form of Supplement to Investment Advisory Contract Relating to PIMCO Asset-Backed Securities Portfolio and PIMCO Asset-Backed Securities Portfolio II/23/

(18)	Form of Supplement to Investment Advisory Contract Relating to the Real Return Fund II and Real Return Asset Fund/25/

(19)	Form of Supplement to Investment Advisory Contract Relating to the PIMCO All Asset Fund, PIMCO CommodityRealReturn Strategy Fund and PIMCO StocksPLUS Total Return Fund/28/

(20)	Form of Asset Allocation Sub-Advisory Agreement Relating to the PIMCO All Asset Fund/28/

(21)	Form of Supplement to Investment Advisory Contract Relating to PIMCO Diversified Income Fund/30/

(22)	Form of Amended and Restated Investment Advisory Contract/32/

(23)	Form of Asset Allocation Sub-Advisory Agreement Relating to the PIMCO All Asset All Authority Fund/33/

(24)	Form of Amended and Restated Investment Advisory Contract Relating to the PIMCO Foreign Bond Fund (Unhedged) and the PIMCO Floating Income Fund/35/

(e)	(1) Form of Amended and Restated Distribution Contract/14/

(2)	Form of Supplement to Amended and Restated Distribution Contract Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

(3)	Form of Japan Dealer Sales Contract/14/

(4)	Form of Supplement to Amended and Restated Distribution Contract Relating to PIMCO Private Account Portfolios/17/

(5)	Form of Distribution Contract/21/

(6)	Form of Supplement to Distribution Contract Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/21/

(7)	Form of Supplement to Distribution Contract Relating to PIMCO European Convertible Fund/23/

(8)	Form of Supplement to Distribution Contract Relating to PIMCO Asset-Backed Securities Portfolio and PIMCO Asset-Backed Securities Portfolio II/23/

(9)	Form of Supplement to Distribution Contract Relating to the Real Return Fund II and Real Return Asset Fund /25/

(10)	Form of Supplement to Distribution Contract Relating to the PIMCO All Asset Fund, PIMCO CommodityRealReturn Strategy Fund and PIMCO StocksPLUS Total Return Fund/28/

(11)	Form of Distribution Contract/29/

(12)	Form of Supplement to Distribution Contract Relating to the PIMCO Diversified Income Fund/30/

(13)	Form of Supplement to Distribution Contract Relating to the PIMCO All Asset All Authority Fund, PIMCO European StocksPLUS TR Strategy Fund, PIMCO Far East (Ex-Japan) StocksPLUS TR Strategy Fund, PIMCO International StocksPLUS TR Strategy Fund, PIMCO Japanese StocksPLUS TR Strategy Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO StocksPLUS Municipal-Backed Fund and PIMCO StocksPLUS Short Strategy Fund/32/

(14)	Form of Distribution Contract Relating to the PIMCO Foreign Bond Fund (Unhedged) and the PIMCO Floating Income Fund/35/

(f)	Not applicable

(g)	Form of Custody and Investment Accounting Agreement/14/

(h)	(1) Form of Amended and Restated Administration Agreement/9/

(2)	Form of Supplement to Amended and Restated Administration Agreement relating to Long Duration Fund/11/

(3)	Form of Supplement to Amended and Restated Administration Agreement Relating to Convertible Bond Fund/13/

(4)	Form of Supplement to Amended and Restated Administration Agreement Relating to Class J and Class K Shares/14/

(5)	Form of Supplement to Amended and Restated Administration Agreement Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

(6)	Form of Supplement to Amended and Restated Administration Agreement Relating to PIMCO Private Account Portfolios/17/

(7)	Form of Second Amended and Restated Administration Agreement/21/

(8)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/21/

(9)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to Loan Obligation Fund/21/

(10)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to PIMCO European Convertible Fund/23/

(11)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to PIMCO Asset-Backed Securities Portfolio and PIMCO Asset-Backed Securities Portfolio II/23/

(12)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to the Real Return Fund II and Real Return Asset Fund /25/

(13)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to the PIMCO All Asset Fund, PIMCO CommodityRealReturn Strategy Fund and PIMCO StocksPLUS Total Return Fund/28/

(14)	Form of Supplement to Second Amended and Restated Administration Agreement Relating to the PIMCO Diversified Income Fund/30/

(15)	Form of Second Amended and Restated Administration Agreement/32/

(16)	Form of Second Amended and Restated Administration Agreement Relating to the PIMCO Foreign Bond Fund (Unhedged) and the PIMCO Floating Income Fund/35/

(17)	Form of Shareholder Servicing Agreement/9/

(18)	Form of Transfer Agency Agreement/7/

(19)	Form of Transfer Agency Agreement with Shareholder Services, Inc./1/

(i)	Opinion and Consent of Counsel/35/

(j)	Consent of PricewaterhouseCoopers LLP/36/

(k)	Not applicable

(l)	Not applicable

(m)	(1) Form of Distribution and Servicing Plan for Class A Shares/4/

(2)	Form of Distribution and Servicing Plan for Class B Shares/4/

(3)	Form of Distribution and Servicing Plan for Class C Shares/4/

(4)	Form of Amended and Restated Distribution Plan for Administrative Class Shares/7/

(5)	Form of Amended and Restated Administrative Services Plan for Administrative Class Shares/7/

(6)	Form of Distribution and Servicing Plan for Class J Shares/14/

(7)	Form of Distribution and Servicing Plan for Class K Shares/14/

(8)	Form of Distribution and Servicing Plan for Class C Shares of the Short Duration Municipal Income Fund/27/

(9)	Form of Administrative Services Plan for Advisor Class Shares/29/

(10)	Form of Distribution Plan for Advisor Class Shares/29/

(11)	Form of Distribution and Services Plan for Class R Shares/29/

(n)	(1) Form of Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3 /14/

(2)	Form of Second Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3 /25/

(3)	Form of Third Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3 /29/

(4)	Form of Fourth Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3 /29/

*	Form of Power of Attorney/21/

/1/	Filed with Post Effective Amendment No. 33 to the Registration Statement of PIMCO Advisors Funds (File No. 2-87203) on November 30, 1995, and incorporated by reference herein.

/2/	Filed with Post-Effective Amendment No. 27 on January 16, 1996, and incorporated by reference herein.

/3/	Filed with Post-Effective Amendment No. 28 on April 1, 1996, and incorporated by reference herein.

/4/	Filed with Registration Statement on Form N-14 (File No. 333-12871) on September 27, 1996, and incorporated by reference herein.

/5/	Filed with Post Effective Amendment No. 33 on January 13, 1997, and incorporated by reference herein.

/6/	Filed with Post-Effective Amendment No. 36 on July 11, 1997, and incorporated by reference herein.

/7/	Filed with Post-Effective Amendment No. 37 on November 17, 1997, and incorporated by reference herein.

/8/	Filed with Post-Effective Amendment No. 39 on January 15, 1998, and incorporated by reference herein.

/9/	Filed with Post-Effective Amendment No. 40 on March 13, 1998, and incorporated by reference herein.

/10/	Filed with Post-Effective Amendment No. 41 on July 31, 1998, and incorporated by reference herein.

/11/	Filed with Post-Effective Amendment No. 42 on September 11, 1998, and incorporated by reference herein.

/12/	Filed with Post-Effective Amendment No. 43 on January 15, 1999, and incorporated by reference herein.

/13/	Filed with Post-Effective Amendment No. 44 on April 2, 1999, and incorporated by reference herein.

/14/	Filed with Post-Effective Amendment No. 45 on May 26, 1999, and incorporated by reference herein.

/15/	Filed with Post-Effective Amendment No. 46 on June 17, 1999, and incorporated by reference herein.

/16/	Filed with Post-Effective Amendment No. 50 on October 1, 1999, and incorporated by reference herein.

/17/	Filed with Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 on October 8, 1999, and incorporated by reference herein.

/18/	Filed with Post-Effective Amendment No. 51 on October 22, 1999, and incorporated by reference herein.

/19/	Filed with Post-Effective Amendment No. 52 on December 15, 1999, and incorporated by reference herein.

/20/	Filed with Amendment No. 61 to the Registration Statement under the Investment Company Act of 1940 on May 16, 2000, and incorporated by reference herein.

/21/	Filed with Post-Effective Amendment No. 54 on May 18, 2000, and incorporated by reference herein.

/22/	Filed with Post-Effective Amendment No. 55 on August 1, 2000, and incorporated by reference herein.

/23/	Filed with Post-Effective Amendment No. 57 on August 31, 2000, and incorporated by reference herein.

/24/	Filed with Post-Effective Amendment No. 58 on September 29, 2000, and incorporated by reference herein.

/25/	Filed with Post-Effective Amendment No. 60 on May 17, 2001, and incorporated by reference herein.

/26/	Filed with Post-Effective Amendment No. 61 on July 31, 2001, and incorporated by reference herein.

/27/	Filed with Post-Effective Amendment No. 65 on April 1, 2002, and incorporated by reference herein.

/28/	Filed with Post-Effective Amendment No. 68 on June 28, 2002, and incorporated by reference herein.

/29/	Filed with Post-Effective Amendment No. 74 on December 30, 2002, and incorporated by reference herein.

/30/	Filed with Post-Effective Amendment No. 78 on June 30, 2003, and incorporated by reference herein.

/31/	Filed with Post-Effective Amendment No. 81 on July 31, 2003, and incorporated by reference herein.

/32/	Filed with Post-Effective Amendment No. 85 on September 30, 2003, and incorporated by reference herein.

/33/	Filed with Post-Effective Amendment No. 86 on October 21, 2003, and incorporated by reference herein.

/34/	Filed with Post-Effective Amendment No. 94 on April 28, 2004, and incorporated by reference herein.

/35/	Filed with Post-Effective Amendment No. 97 on July 30, 2004, and incorporated by reference herein.

/36/	Filed with Amendment No. 113 to the Registration Statement under the Investment Company Act of 1940 on July 30, 2004, and incorporated by reference herein.

Item 24. Persons Controlled by or Under Common Control With Registrant

No person is controlled by or under common control with the Registrant.

Item 25. Indemnification

Reference is made to Article IV of the Registrant’s Declaration of Trust, which was filed with the Registrant’s initial Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 26. Business and Other Connections of Investment Adviser

The directors and officers of PIMCO and their business and other connections are as follows:

Name	Business and Other Connections

Ahto, Laura A.	Senior Vice President, PIMCO and PIMCO Europe Limited.

Amey, Mike	Senior Vice President, PIMCO and PIMCO Europe Limited.

Anderson, Joshua M.	Vice President, PIMCO.

Andrews, David S.	Senior Vice President, PIMCO.

Arnold, Tamara J.	Managing Director, PIMCO.

Asay, Michael R.	Executive Vice President, PIMCO.

Baker, Brian P.	Executive Vice President, PIMCO and PIMCO Asia PTE Limited.

Beaumont, Stephen B.	Executive Vice President, PIMCO.

Bentley, Peter I.	Vice President, PIMCO and PIMCO Europe Limited.

Benz II, William R.	Managing Director and Executive Committee Member, PIMCO.

Beyer, Nicolette	Vice President, PIMCO and PIMCO Europe Limited.

Bhansali, Vineer	Executive Vice President, PIMCO.

Name	Business and Other Connections

Bishop, Gregory A.	Executive Vice President, PIMCO.

Borneleit, Adam	Senior Vice President, PIMCO.

Brittain, W.H. Bruce	Senior Vice President, PIMCO.

Brown, Erik C.	Vice President, PIMCO; Assistant Treasurer, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust, PIMCO Funds: Multi-Manager Series, and PIMCO Strategic Global Government Fund, Inc.

Brynjolfsson, John B.	Managing Director, PIMCO.

Burns, Michael A.	Vice President, PIMCO.

Burns, R. Wesley	Director, PIMCO; President and Trustee of the Trust; President and Director of PIMCO Commercial Mortgage Securities Trust, Inc.; President and Trustee, PIMCO Variable Insurance Trust; Director, PIMCO Funds: Global Investors Series plc and PIMCO Global Advisors (Ireland) Limited; Senior Vice President, PIMCO Strategic Global Government Fund, Inc.

Burton, Kirsten	Vice President, PIMCO.

Callin, Sabrina C.	Executive Vice President, PIMCO; Vice President, StocksPLUS Management, Inc.

Chipp, William	Vice President, PIMCO.

Chopra, Amit	Vice President, PIMCO.

Clark, Marcia K.	Senior Vice President, PIMCO.

Clark, Matt	Vice President, PIMCO.

Clarke, James	Vice President, PIMCO.

Conseil, Cyrille	Senior Vice President, PIMCO.

Corley II, W. Robert	Vice President, PIMCO.

Name	Business and Other Connections

Craven, Paul	Senior Vice President, PIMCO and PIMCO Europe Limited.

Cressy, Jonathan	Vice President, PIMCO.

Cummings, Doug	Vice President, PIMCO.

Cummings, John B.	Vice President, PIMCO.

Cupps, Wendy W.	Managing Director, PIMCO.

Dada, Suhail	Senior Vice President, PIMCO.

Danielson, Brigitte	Vice President, PIMCO.

Dawson, Craig A.	Senior Vice President, PIMCO.

DeLorenzo, Nicola	Vice President, PIMCO and PIMCO Europe Limited

Dialynas, Chris P.	Managing Director, PIMCO.

Dorff, David J.	Senior Vice President, PIMCO.

Dugan, Travis J.	Vice President, PIMCO.

Dunn, Anita	Vice President, PIMCO.

Durham, Jennifer E.	Vice President, PIMCO; and Chief Compliance Officer, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust, and PIMCO Strategic Global Government Fund, Inc.

Eberhardt, Michael	Vice President, PIMCO and PIMCO Europe Limited.

El-Erian, Mohamed A.	Managing Director, PIMCO; Senior Vice President, PIMCO Strategic Global Government Fund, Inc.

Ellis, Edward L.	Vice President, PIMCO.

England, Jason S.	Vice President, PIMCO.

Estep, Bret W.	Vice President, PIMCO.

Name	Business and Other Connections

Evans, Stephanie D.	Vice President, PIMCO.

Fields, Robert A.	Vice President, PIMCO.

Fisher, Marcellus M.	Senior Vice President, PIMCO.

Foss, Kristine L.	Vice President, PIMCO.

Fournier, Joseph A.	Vice President, PIMCO and PIMCO Asia PTE Limited.

Foxall, Julian	Vice President, PIMCO and PIMCO Australia Pty Limited.

Frisch, Ursula T.	Senior Vice President, PIMCO.

Fulford III, Richard F.	Vice President, PIMCO and PIMCO Europe Limited.

Gagne, Darius	Vice President, PIMCO.

Garbuzov, Yuri P.	Senior Vice President, PIMCO and PIMCO Europe Limited.

Gleason, G. Steven	Senior Vice President, PIMCO.

Goldman, Stephen S.	Senior Vice President, PIMCO and PIMCO Europe Limited.

Gomez, Michael A.	Senior Vice President, PIMCO.

Gore, Gregory T.	Vice President, PIMCO.

Gould, Linda J.	Vice President, PIMCO.

Graber, Gregory S.	Senior Vice President, PIMCO.

Greer, Robert J.	Senior Vice President, PIMCO.

Grijns, Andrew A.	Vice President, PIMCO and PIMCO Europe Limited.

Gross, William H.	Managing Director, Chief Investment Officer, and Executive Committee Member, PIMCO; Director and Vice President, StocksPLUS Management, Inc.; Senior Vice President of the Trust and PIMCO Variable Insurance Trust.

Name	Business and Other Connections

Gupta, Sachin	Vice President, PIMCO and PIMCO Asia PTE Limited.

Gupta, Shailesh	Vice President, PIMCO.

Hague, John L.	Managing Director, PIMCO.

Hally, Gordon C.	Executive Vice President, PIMCO.

Hamalainen, Pasi M.	Managing Director, PIMCO; Senior Vice President, PIMCO Strategic Global Government Fund, Inc.

Hardaway, John P.	Executive Vice President, PIMCO; Vice President, StocksPLUS Management, Inc.; Treasurer, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust, PIMCO Funds: Multi-Manager Series and PIMCO Strategic Global Government Fund, Inc.

Harris, Brent R.	Managing Director and Executive Committee Member, PIMCO; Director and Vice President, StocksPLUS Management, Inc.; Trustee and Chairman of the Trust; Director and Chairman, PIMCO Commercial Mortgage Securities Trust, Inc.; Chairman and Trustee, PIMCO Variable Insurance Trust; and Chairman and President, PIMCO Strategic Global Government Fund, Inc.

Harrison, Paul	Vice President, PIMCO and PIMCO Australia Pty. Ltd.

Harumi, Kazunori	Senior Vice President, PIMCO; Vice President, PIMCO Japan Limited.

Hastings, Arthur J.	Vice President, PIMCO.

Hayes, Raymond C.	Senior Vice President, PIMCO.

Helsing, Jeffrey	Vice President, PIMCO.

Hinman, David C.	Executive Vice President, PIMCO.

Hodge, Douglas M.	Managing Director, PIMCO and PIMCO Asia Pacific.

Holden, Brent L.	Managing Director, PIMCO.

Name	Business and Other Connections

Holloway, Dwight F., Jr.	Executive Vice President, PIMCO and PIMCO Europe Limited.

Hsu, Lori C.	Vice President, PIMCO.

Hudoff, Mark T.	Executive Vice President, PIMCO and PIMCO Europe Limited.

Hudson, James	Vice President, PIMCO and PIMCO Europe Limited.

Isberg, Margaret E.	Managing Director, PIMCO.

Ishida, Koji	Vice President, PIMCO and PIMCO Japan Limited.

Ivascyn, Daniel J.	Executive Vice President, PIMCO; Senior Vice President, PIMCO Commercial Mortgage Securities Trust, Inc., and PIMCO Strategic Global Government Fund, Inc.

Jacobs IV, Lew W.	Executive Vice President, PIMCO.

Johnson, Elissa M.	Vice President, PIMCO and PIMCO Europe Limited.

Johnson, Kelly	Vice President, PIMCO.

Johnstone, Jim	Vice President, PIMCO.

Katz, Joshua	Vice President, PIMCO.

Kawamura, Kenji	Vice President, PIMCO and PIMCO Japan Limited.

Kelleher III, Thomas J.	Vice President, PIMCO.

Keller, James M.	Managing Director, PIMCO.

Kelly, Benjamin M.	Vice President, PIMCO.

Kennedy, Raymond G., Jr.	Managing Director, PIMCO.

Kiesel, Mark R.	Executive Vice President, PIMCO.

King, J. Stephen, Jr.	Vice President, PIMCO and StocksPLUS Management, Inc.

King, Stephanie L.	Vice President, PIMCO.

Name	Business and Other Connections

Kirkbaumer, Steven P.	Senior Vice President, PIMCO.

Kondo, Tetsuro	Vice President, PIMCO and PIMCO Japan Limited.

Kuhner, Kevin D.	Vice President, PIMCO.

Lackey, W. M.	Vice President, PIMCO.

Larsen, Henrik P.	Vice President, PIMCO, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust, PIMCO Funds: Multi-Manager Series, and PIMCO Strategic Global Government Fund, Inc.

Lehavi, Yanay	Senior Vice President, PIMCO.

Lindgren, Peter L.	Senior Vice President, PIMCO and PIMCO Europe Limited.

Loftus, John S.	Managing Director, PIMCO; and Vice President and Assistant Secretary, StocksPLUS Management, Inc.

Loh, John	Vice President, PIMCO.

Low, Aaron	Vice President, PIMCO and PIMCO Asia PTE Limited.

Lown, David C.	Executive Vice President, PIMCO.

Mallegol III, Andre J.	Senior Vice President, PIMCO.

Mariappa, Sudesh N.	Managing Director, PIMCO.

Maroutsos, Nickolaos J.	Vice President, PIMCO and PIMCO Australia Pty. Ltd.

Martin, Scott W.	Vice President, PIMCO.

Masanao, Tomoya	Executive Vice President, PIMCO and PIMCO Japan Limited.

Mather, Scott A.	Managing Director, PIMCO.

Matsuhisa, Robert L.	Vice President, PIMCO.

Matsui, Akinori	Senior Vice President, PIMCO and PIMCO Japan Limited.

Name	Business and Other Connections

Mayuzumi, Sugako	Vice President, PIMCO and PIMCO Japan Limited.

McCann, Patrick Murphy	Vice President, PIMCO.

McCray, Mark V.	Executive Vice President, PIMCO.

McCulley, Paul A.	Managing Director, PIMCO.

McDevitt, Joseph E.	Managing Director, PIMCO; Director and Chief Executive Officer, PIMCO Europe Limited; Director, PIMCO Funds: Global Investors Series plc and PIMCO Global Advisors (Ireland) Limited.

Meehan, James P., Jr.	Senior Vice President, PIMCO.

Meiling, Dean S.	Consulting Managing Director, PIMCO.

Metsch, Mark E.	Vice President, PIMCO.

Mewbourne, Curtis A.	Executive Vice President, PIMCO.

Miller, John M.	Senior Vice President, PIMCO.

Miller, Kendall P., Jr.	Vice President, PIMCO.

Millimet, Scott A.	Senior Vice President, PIMCO.

Mitchell, Gail	Vice President, PIMCO.

Moll, Jonathan D.	Executive Vice President, PIMCO.

Monson, Kirsten S.	Executive Vice President, PIMCO.

Moore, James F.	Senior Vice President, PIMCO.

Moriguchi, Masabumi	Vice President, PIMCO and PIMCO Japan Limited.

Murata, Alfred T.	Vice President, PIMCO.

Name	Business and Other Connections

Muzzy, James F.	Managing Director, PIMCO; Chairman and Director, PIMCO Funds: Global Investors Series plc and PIMCO Global Advisors (Ireland) Limited; and Director and Vice President, StocksPLUS Management, Inc.

Nambimadom, Ramakrishnan S.	Vice President, PIMCO.

Nercessian, Terence Y.	Vice President, PIMCO.

Nicholls, Steven B.	Senior Vice President, PIMCO.

Nieves, Roger O.	Vice President, PIMCO.

Norris, John F.	Vice President, PIMCO.

Nguyen, Vinh T.	Controller, PIMCO; Vice President and Controller, Allianz Dresdner Asset Management of America L.P., Cadence Capital Management LLC, Cadence Capital Management, Inc., NFJ Investment Group L.P., NFJ Management, Inc., StocksPLUS Management, Inc., PIMCO Advisors Distributors LLC, PIMCO Advisors Advertising Agency, Inc., Oppenheimer Group, Inc., PIMCO Global Advisors LLC, PIMCO Equity Advisors LLC, PIMCO Equity Partners LLC, Nicholas Applegate Holdings LLC, Oppenheimer Capital LLC, OCC Distributors LLC, OpCap Advisors LLC, Allianz Hedge Fund Partners L.P., PIMCO Advisors Managed Accounts LLC, and Allianz Private Client Services LLC.

O’Connell, Gillian	Vice President, PIMCO and PIMCO Europe Limited.

Okamura, Shigeki	Senior Vice President, PIMCO and PIMCO Japan Limited.

Okun, Ric	Vice President, PIMCO.

Ongaro, Douglas J.	Senior Vice President, PIMCO.

Otterbein, Thomas J.	Executive Vice President, PIMCO.

Palghat, Kumar N.	Senior Vice President, PIMCO and PIMCO Australia Pty Limited.

Palmer, Richard H.	Vice President, PIMCO.

Name	Business and Other Connections

Pan, Evan T.	Vice President, PIMCO and PIMCO Japan Limited.

Pardi, Peter Paul	Senior Vice President, PIMCO and PIMCO Europe Limited.

Parikh, Saumil H.	Vice President, PIMCO.

Paulson, Bradley W.	Executive Vice President, PIMCO and PIMCO Japan Ltd.

Perez, Keith	Senior Vice President, PIMCO.

Pflug, Bruce P.	Senior Vice President, PIMCO.

Phansalkar, Mohan V.	Managing Director and Chief Legal Officer, PIMCO; Chief Legal Officer, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust, and PIMCO Strategic Global Government Fund, Inc.; and Secretary, StocksPLUS Management, Inc.

Philipp, Elizabeth M.	Executive Vice President, PIMCO.

Pittman, David L.	Senior Vice President, PIMCO.

Plein, Jeffrey L.	Vice President, PIMCO and PIMCO Japan Limited.

Podlich III, William F.	Managing Director, PIMCO.

Porterfield, Mark	Senior Vice President, PIMCO.

Portillo, Alfonso A.	Vice President, PIMCO.

Powers, William C.	Managing Director and Executive Committee Member, PIMCO; Senior Vice President, PIMCO Commercial Mortgage Securities Trust, Inc.

Prince, Jennifer L.	Vice President, PIMCO.

Qu, Wendong	Vice President, PIMCO.

Ramsey, James	Senior Vice President, PIMCO.

Ravano, Emanuele	Executive Vice President, PIMCO and PIMCO Europe Limited.

Name	Business and Other Connections

Reimer, Danelle J.	Vice President, PIMCO.

Reimer, Ronald M.	Vice President, PIMCO.

Reisz, Paul W.	Vice President, PIMCO.

Repoulis, Yiannis	Vice President, PIMCO and PIMCO Europe Limited.

Rodgerson, Carol E.	Vice President, PIMCO.

Rodosky, Stephen A.	Senior Vice President, PIMCO.

Rollins, Melody	Vice President, PIMCO.

Romano, Mark A.	Senior Vice President, PIMCO.

Roney, Scott L.	Executive Vice President, PIMCO.

Rosiak, Jason R.	Senior Vice President, PIMCO.

Rowe, Cathy T.	Vice President, PIMCO.

Ruthen, Seth R.	Executive Vice President, PIMCO.

Sargent, Jeffrey M.	Executive Vice President, PIMCO; Senior Vice President, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust, PIMCO Funds: Multi-Manager Series, and PIMCO Strategic Global Government Fund, Inc.

Schmider, Ernest L.	Managing Director and Secretary, PIMCO; Director and Assistant Secretary, StocksPLUS Management, Inc.

Scholey, Leland T.	Senior Vice President, PIMCO.

Schucking, Ivor E.	Senior Vice President, PIMCO.

Schulist, Stephen O.	Senior Vice President, PIMCO.

Scibisz, Iwona E.	Vice President, PIMCO.

Sejima, Toru	Vice President, PIMCO.

Name	Business and Other Connections

Seliga, Denise C.	Executive Vice President and Chief Compliance Officer, PIMCO.

Sellers, Devin L.	Senior Vice President, PIMCO.

Shaler, Timothy L.	Senior Vice President, PIMCO.

Sharp, William E.	Vice President, PIMCO.

Sheehy, Erica H.	Vice President, PIMCO.

Shen, Kang	Vice President, PIMCO and PIMCO Asia Pte Ltd.

Shepherd, Julie	Vice President, PIMCO.

Simon, W. Scott	Managing Director, PIMCO.

Spalding, Scott M.	Vice President, PIMCO.

Spicijaric, Jennifer N.	Vice President, PIMCO.

Stauffer, Christina L.	Vice President, PIMCO.

Strelow, Peter G.	Vice President, PIMCO.

Takano, Makoto	Executive Vice President, PIMCO and PIMCO Japan Limited.

Takechi, Yoichi	Vice President, PIMCO and PIMCO Japan Limited.

Telish, Christine M.	Vice President, PIMCO.

Theodore, Kyle J., Jr.	Senior Vice President, PIMCO.

Thomas, Lee R.	Managing Director, PIMCO; Member, PIMCO Partners LLC.

Thompson, William S.	Chief Executive Officer, Managing Director and Executive Committee Member, PIMCO; Director and President, StocksPLUS Management, Inc.; Senior Vice President, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc. and PIMCO Variable Insurance Trust.

Thurston, Powell C.	Vice President, PIMCO.

Name	Business and Other Connections

Tyson, Richard E.	Senior Vice President, PIMCO.

Vallarta-Jordal, Maria-Theresa F.	Vice President, PIMCO.

Van de Zilver, Peter A.	Vice President, PIMCO.

van Heel, Marc	Senior Vice President, PIMCO and PIMCO Europe Limited.

Weil, Richard M.	Managing Director and Chief Operating Officer, PIMCO.

Whitton, Bransby	Vice President, PIMCO.

Willemsen, Michael J.	Vice President, PIMCO, the Trust, PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Variable Insurance Trust,and PIMCO Strategic Global Government Fund, Inc.

Wilson, John F.	Executive Vice President, PIMCO and PIMCO Australia Pty Limited.

Wilson, Susan L.	Executive Vice President, PIMCO.

Windham, Dylan H.	Vice President, PIMCO.

Witham, Tamara L.	Vice President, PIMCO.

Wood, George H.	Executive Vice President, PIMCO.

Worah, Mihir P.	Senior Vice President, PIMCO.

Wyman, Charles C.	Executive Vice President, PIMCO.

Yamamoto, Shinichi	Vice President, PIMCO and PIMCO Japan Limited.

Young, David	Senior Vice President, PIMCO and PIMCO Europe Limited.

Yu, Cheng-Yuan	Senior Vice President, PIMCO.

Yu, Walter	Vice President, PIMCO.

Zhu, Changhong	Executive Vice President, PIMCO.

The address of PIMCO is 840 Newport Center Drive, Newport Beach, CA 92260.

The address of Allianz Dresdner Asset Management of America L.P. is 888 San Clemente Drive, Suite 100, Newport Beach, CA 92660.

The address of PA Distributors LLC is 2187 Atlantic Street, Stamford, CT 06902.

Item 27. Principal Underwriters

(a)	PA Distributors LLC (the “Distributor”) serves as Distributor of Shares of the Trust. The Distributor also acts as the principal underwriter for PIMCO Funds: Multi-Manager Series. The Distributor is an indirect subsidiary of Allianz Dresdner Asset Management of America L.P.

(b)

Name and Principal Business Address*	Positions and Offices with Underwriter	Positions and Offices with Registrant

Aarts, Erik M.	Senior Vice President, Portfolio Specialist – Fixed Income	None

Andresen, Kiley	Vice President, Senior National Accounts Manager	None

Baca, Lincoln	Senior Vice President	None

Barnes, Donna E.	Compliance Officer	None

Brannan, Mike	Senior Vice President	None

Brennan, Deborah P.	Vice President, Compliance Officer	None

Brown, Matt	Senior Vice President	None

Bruce, Fred	Vice President	None

Burke, Martin	Senior Vice President, Divisional Sales Manager	None

Cahill, Paul	Vice President	None

Colombo, Cindy	Vice President, Retirement Plans	None

Name and Principal Business Address*	Positions and Offices with Underwriter	Positions and Offices with Registrant

Cotton, Lesley	Vice President, Senior Copywriter	None

Daly, Daniel	Vice President, Director, On-Line Marketing	None

DeNicolo, Paul	Vice President	None

Fessel, Jonathan P.	Senior Vice President	None

Gallagher, Michael J.	Vice President	None

Gengo, Joseph	Vice President	None

Gray, Ronald H.	Senior Vice President	None

Hally, Dan	Vice President	None

Ham, JoAnn	Senior Vice President	None

Hammond, Ned	Senior Vice President	None

Harrington, John	Vice President	None

Hayes, Derek B.	Senior Vice President, Mutual Fund Operations	None

Hooper, Kristina	Vice President, Portfolio Specialist – Equities	None

Horan, Christopher	Vice President	None

Howell, Steve	Vice President, Mutual Fund Operations	None

Hussey, John B.	Vice President	None

Jacobs, Brian	Managing Director, National Sales Director	None

Jobe, Stephen R.	Senior Vice President, Marketing	None

Name and Principal Business Address*	Positions and Offices with Underwriter	Positions and Offices with Registrant

Kanode, Dustin	Vice President	None

Koenigsberg, Jed	Vice President, Portfolio Specialist—Fixed Income	None

Laing, Andrew	Vice President	None

Laut, Stephen	Senior Vice President	None

Lynch, William E.	Senior Vice President, Divisional Sales Manager	None

Maginn, Stephen	Managing Director, Executive Vice President, Head of US Sales	None

Maloney, Andy	Vice President	None

Maney, John	Chief Financial Officer	None

Mariano, Anne-Marie	Compliance Officer	None

McAdams, Ann	Vice President	None

McMenamin, Joseph	Senior Vice President	None

Meyer, Wayne	Senior Vice President	None

Meyers, Andrew J.	Managing Director, Executive Vice President, Director of Marketing	None

Milburn, R. Lee	Senior Vice President	None

Moyer, Fiora N.	Senior Vice President	None

Murphy, George	Vice President	None

Neugebauer, Phil J.	Managing Director, Public Relations and Product Management	None

Nguyen, Vinh T.	Vice President, Controller	None

Name and Principal Business Address*	Positions and Offices with Underwriter	Positions and Offices with Registrant

Orr, Kelly	Vice President	None

Pearlman, Joffrey H.	Senior Vice President	None

Pisapia, Glynne	Senior Vice President	None

Poli, Frank C.	Vice President, Compliance Officer	None

Quigley, Jennifer	Vice President	None

Rokose, Bob	Senior Vice President	None

Rose, Scott	Vice President	None

Rosoff, Jay	Senior Vice President, Divisional Sales Manager	None

Ross, Jane	Marketing Compliance Officer	None

Rudman, Stephen	Senior Vice President, Divisional Sales Manager	None

Russo, Anne Marie	Vice President, Human Resources	None

St. Jean, Jennifer	Senior Marketing Compliance Officer	None

Saigol, Shahid	Vice President	None

Sambrook, Jim	Vice President, Manager, Information Systems	None

Schott, Newton B., Jr.	Managing Director, Chief Administrative Officer and Secretary	None

Smith, Cathy	Senior Vice President, Communications Director	None

Smith Jr., Eugene M.	Senior Vice President, Design Director	None

Name and Principal Business Address*	Positions and Offices with Underwriter	Positions and Offices with Registrant

Smith, Marty	Senior Vice President	None

Smith, Stewart	Assistant Secretary	None

Teceno, Fred	Vice President	None

Thomas, William H., Jr.	Senior Vice President, Divisional Sales Manager	None

Thompson, Kate	Vice President, National Accounts Manager	None

Treadway, Stephen J.	Managing Director and Chief Executive Officer	None

Troyer, Paul H.	Senior Vice President	None

Vlachos, Teresa	Vice President, Sales Desk Manager	None

Ward, James	Director of Human Resources	None

Willett, Nick	Senior Vice President, Divisional Sales Manager	None

Zimmerman, Glen A.	Vice President, Marketing	None

*	The business address of all officers of the Distributor is either 2187 Atlantic Street, Stamford, CT 06902 or 840 Newport Center Drive, Newport Beach, CA 92660.

Item 28. Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 22(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company, 840 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, Missouri 64105, and Shareholder Services, Inc., P.O. Box 5866, Denver, Colorado 80217.

Item 29. Management Services

Not applicable

Item 30. Undertakings

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 1st of December, 2004.

PIMCO FUNDS

    (Registrant)

By:
R. Wesley Burns* President

*By:	/s/ DAVID A. VAUGHAN
David A. Vaughan, as attorney-in-fact

*	Pursuant to power of attorney filed with Post-Effective Amendment No. 54 to Registration Statement No. 33-12113 on May 18, 2000.